UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Men’s Wearhouse, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE MEN’S WEARHOUSE, INC.
6380 Rogerdale Road
Houston, Texas 77072-1624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 15, 2011

The Annual Meeting of the Shareholders of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), will be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 15, 2011, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, for the following purposes:

(1) To elect ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2) To consider and act upon a proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan;

(3) To consider and act upon a proposal to reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan;

(4) To consider and act upon an advisory vote on executive compensation;

(5) To consider and act upon an advisory vote on the frequency of an advisory vote on executive compensation;

(6) To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011; and

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and proxy card, “FOR” the proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan, “FOR” the proposal to reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan, “FOR” the approval, on an advisory basis, of our executives’ compensation, for “3 YEARS” as the preferred frequency for the advisory vote on executive compensation and “FOR” the proposal to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011. The holders of record of the Company’s common stock, $.01 par value per share, at the close of business on April 18, 2011, will be entitled to vote at the meeting and any adjournment(s) thereof.

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to promptly submit your proxy by mail, Internet or telephone as described in the Notice of Availability of Proxy Materials. If you attend the meeting you can vote either in person or by your proxy. If you wish to attend the meeting in person and you are a registered owner of shares of stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker or other nominee holder that shows that you were an owner on the record date are examples of proof of ownership.

By Order of the Board of Directors

Michael W. Conlon
Secretary

May 5, 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL TO AMEND THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN
PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE AWARDS UNDER THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADVISORY VOTE ON EXECUTIVE COMPENSATION
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS

THE MEN’S WEARHOUSE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 15, 2011

This proxy statement is furnished to the shareholders of The Men’s Wearhouse, Inc. (the “Company”, also referred to in this proxy statement as “we”, “us” or “our”), whose principal executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072-1624, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 15, 2011, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, or any adjournment(s) thereof (the “Annual Meeting”).

The Annual Meeting will be held: (1) to elect ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, (2) to consider and act upon a proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan, (3) to consider and act upon a proposal to reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan, (4) to consider and act upon an advisory vote on executive compensation, (5) to consider and act upon an advisory vote on the frequency of an advisory vote on executive compensation, (6) to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011 and (7) to transact such other business as may properly come before the meeting or any adjournment thereof.

Properly submitted proxies received either by mail, Internet or telephone in time for the meeting will be voted as specified therein. The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and proxy card, “FOR” the proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan, “FOR” the proposal to reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan, “FOR” the approval, on an advisory basis, of our executives’ compensation, for “3 YEARS” as the preferred frequency for the advisory vote on executive compensation and “FOR” the ratification of the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011. Therefore, if a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted in accordance with the recommendations set forth in the preceding sentence. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to us at or prior to the Annual Meeting.

This Proxy Statement is being made available on or about May 6, 2011, to the holders of record of our common stock, $.01 par value per share (“Common Stock”), on April 18, 2011 (the “Record Date”). At the close of business on the Record Date, there were outstanding and entitled to vote 51,481,160 shares of our Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide shareholders access to our proxy materials over the Internet. Accordingly, instead of a paper copy of this proxy statement, form of proxy card and our 2010 Annual Report to Shareholders, a Notice Regarding Availability of Proxy Materials (the “Notice”) will be delivered on or about May 6, 2011, to all of the holders of record of our Common Stock as of the Record Date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Shareholders of record may vote by Internet or by telephone by following the instructions on the Notice. Shareholders of record who request printed copies of the proxy materials by mail may also vote by signing and submitting the proxy card included with those proxy materials and returning by mail or by submitting their vote by telephone.

The holders of a majority of the total shares of our Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Except as discussed below with respect to advisory votes, an abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law and applicable rules of the New York Stock Exchange, any matter on which a broker holding shares for a beneficial owner does not vote, because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner, will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who properly submits a proxy will be counted for purposes of determining the presence of a quorum at the meeting.

The form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will reduce the number of votes received by, but otherwise will have no effect on the results of the election of, those directors for whom authority to vote is withheld because our bylaws provide that directors are elected by a plurality of the votes cast.

The affirmative vote of the holders of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposals to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan, reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan and ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011.

With respect to the advisory vote on the compensation of our Named Executive Officers (as defined herein), you may vote for, against or abstain. With respect to the advisory vote on the frequency of an advisory vote on executive compensation, you may vote for 1 year, 2 years, 3 years, or abstain. A shareholder’s choice to abstain will reduce the number of votes cast for, but otherwise will have no effect on the results of, these advisory votes. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee of the Board of Directors will evaluate whether any actions are necessary to address the concerns of shareholders. Additionally, the Board of Directors and the Compensation Committee will take into account the outcome of the vote on the frequency of an advisory vote on executive compensation when considering the frequency of future advisory votes on executive compensation.

ELECTION OF DIRECTORS

At the Annual Meeting, ten directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

The following persons have been nominated to fill the ten positions to be elected by the shareholders. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Nominating and Corporate Governance Committee of the Board of Directors.

			Director
Name	Age	Position with the Company	Since

George Zimmer	62	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	56	Vice Chairman of the Board	1991
Rinaldo S. Brutoco	64	Director	1992
Michael L. Ray, Ph.D.	72	Director	1992
Sheldon I. Stein	57	Director	1995
Deepak Chopra, M.D.	62	Director	2004
William B. Sechrest	68	Director	2004
Larry R. Katzen	65	Director	2007
Grace Nichols	64	Director	2011
Douglas S. Ewert	47	President and Chief Operating Officer	—

Further biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and Board of Directors in determining that the nominee should serve as a director appears below.

George Zimmer

George Zimmer co-founded The Men’s Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. He served as President from 1974 until 1997 and has served as Chief Executive Officer of the Company since 1991. Mr. Zimmer is also a director of Apollo Group, Inc. and serves on their nominating and governance committee.

Director Qualifications:

•	Founder and leader of the Company with extensive experience in retailing

•	Outstanding human relations skills

•	Developed culture of the Company

•	Continuously innovative and challenging

•	Broad contacts and knowledge

•	Servant leadership perspective and practice

David H. Edwab

Mr. Edwab joined the Company in 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In 1993, he was elected Chief Operating Officer of the Company. In 1997, Mr. Edwab was elected President of the Company. In 2000, Mr. Edwab resigned as President of the Company to join Bear, Stearns & Co. Inc. (“Bear Stearns”) as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns. Concurrently, Mr. Edwab was named Vice Chairman of the Board for the Company. In 2002, Mr. Edwab re-joined the Company and continues to serve as Vice Chairman of the Board. Mr. Edwab is an

“inactive” Certified Public Accountant. Mr. Edwab is also a director of New York & Company, Inc., where he serves as chairman of their nomination and governance committee and is on their audit committee, and Vitamin Shoppe, Inc., where he serves as lead director, is on their audit committee and is chairman of their compensation committee. In addition, Mr. Edwab served as a director of Aeropostale, Inc. from 2002 to 2007.

Director Qualifications:

•	Constantly looking for new opportunities and follows through

•	Great energy, focus and analytical skills

•	Broad experience and skill on the financial and operations sides of retailing

•	Grounded in realities but always seeing new possibilities

•	Experience in mergers and acquisitions

•	Outstanding network

Rinaldo S. Brutoco

Mr. Brutoco has been since 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc., which is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern. He also is founder, President and Chief Executive Officer of the World Business Academy and has authored multiple books and articles on energy policy and innovation.

Director Qualifications:

•	Brings legal, financial, innovation, retailing, and organizational transformation experience and proven skills

•	Knows new technologies and new ways of doing business

•	Skilled in helping to maintain the corporate culture and values important to the Company’s success

•	Evaluates strategies at all levels of implementation

Michael L. Ray, Ph.D.

Professor Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy — Banc One Corporation Professor of Creativity and Innovation and of Marketing, Emeritus at Stanford University’s Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and in developing innovative organizations and has served as a private consultant to numerous companies since 1967. He has authored over 100 professional publications, including ten books, in the areas of business and psychological research methods, marketing communication, new paradigm business, creativity and innovation.

Director Qualifications:

•	Experience and skill in marketing, particularly advertising and marketing communication important to the Company

•	As one of the leaders of new forms of transformational organizations, he helps to maintain the corporate culture and values that underlie the Company’s success, growth and financial value

•	Mediator and consensus builder

•	Combination of meticulous fact gatherer and creative catalyst

•	Listens well and fosters dialogue

Sheldon I. Stein

Mr. Stein is the President and Chief Executive Officer of Glazer’s Distributors, one of the country’s largest distributors of wine, spirits and malt products. From 2008 until July 2010, Mr. Stein was a Vice Chairman of Global Investment Banking and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Before joining Merrill Lynch in 2008, Mr. Stein had been with Bear Sterns for over twenty years as a Senior Managing Director running Bear Stearns’ Southwest Investment Banking Group and as a member of Bear Stearns’ President Advisory Council.

Director Qualifications:

•	Keen perspective and skill in building solid Company value

•	Strategic advisor to chief executive officers of major companies with his sharp intellect coupled with practical wisdom

•	Broad network of business and personal relationships and perspectives

•	Experience and skills in corporate finance, mergers and acquisitions

•	CEO of one of the 200 largest privately held companies in the nation

Deepak Chopra, M.D.

Dr. Chopra is the Chairman and founder of The Chopra Center for Well Being, which was established by Dr. Chopra in 1995 and offers training programs in mind-body medicine. Dr. Chopra is the author of more than 60 books in both the fiction and non-fiction categories. Dr. Chopra is a fellow of the American College of Physicians and a member of the American Association of Clinical Endocrinologists, Adjunct Professor at Kellogg School of Management and Senior Scientist with The Gallup Organization.

Director Qualifications:

•	Advocate for conscious business that is generative in growth and value

•	Listens well and brings wisdom

•	International and broad perspective

•	Runs his own service organization

•	Wide network in and outside of business

William B. Sechrest

Mr. Sechrest was a founding shareholder in the law firm of Winstead Sechrest & Minick P.C. from 1973 to 2006, specializing in finance and banking practice. He then joined the law firm of Shartis Friese LLP as “counsel” in 2007, continuing until 2008. Currently, Mr. Sechrest is actively involved as a founding shareholder and member of the Board of Directors of Ojai Community Bank, Ojai Energy Systems, Inc. (energy storage through patented Li-Ion technologies) and BioCee, Inc. (biofuel generation through patented bio-chemical process). Mr. Sechrest is a member of the American College of Real Estate Lawyers.

Director Qualifications:

•	Combines legal, financial, organizational, and human skills in an effective way

•	Forty years of experience in helping those that need help in organizing, developing, financing or protecting a business or an idea

•	Wise counsel from almost all areas of business

•	Calm leadership and alignment

•	Fosters dialogue on important issues

Larry R. Katzen

Mr. Katzen was a partner with Arthur Andersen from 1978-2002, including Managing Partner, Great Plains Region from 1998-2002, Managing Partner, St. Louis office from 1993-2002 and Managing Partner of their worldwide retailing industry practice from 1990-1993. In addition, Mr. Katzen served as a director of Pathmark Stores, Inc. from 2004 to 2007 and Kellwood Company from 2002 to 2008.

Director Qualifications:

•	Deep experience in accounting and auditing

•	Significant experience in serving a variety of retailers around the world as auditor, consultant or board member

•	Regularly attends board education seminars and shares the benefit thereof with other Board members

•	Strategic thinker with international experience

•	Challenges with strong but empathic questions

Grace Nichols

Ms. Nichols spent more than twenty years at Limited Brands, including 14 years as Chief Executive Officer of Victoria’s Secret Stores from 1992 until she retired in January 2007. From 1986 to 1992, she served as Executive Vice President of Victoria’s Secret Stores. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen’s and women’s apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols currently sits on the board of directors of Pacific Sunwear of California Inc., where she serves on their nominating and governance committee and as chair of their compensation committee, and New York & Company, Inc., where she serves as non-executive chairperson and is on the nomination and governance committee and the compensation committee. Ms. Nichols holds a Professional Director Certification from the American College of Corporate Directors, a national public director and credentialing organization.

Director Qualifications:

•	Extensive experience as a senior executive and director in the retail industry

•	Ability to understand and analyze the operational and management challenges associated with large retailers

•	Particular expertise in branding and merchandising

•	Experience and insights regarding the retail industry from a woman’s perspective

Douglas S. Ewert

Mr. Ewert joined the Company in 1995. From 1996 to 1999, he served as General Merchandise Manager. From 1999 to 2000, he served as Vice President — Merchandising and General Merchandise Manager. In April 2000, he was named Senior Vice President — Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men’s Company. In March 2002, he was named Executive Vice President and General Merchandise Manager. In January 2005, he was named Executive Vice President and Chief Operating Officer. On January 26, 2008, he was named President and Chief Operating Officer. The Company has announced that Mr. Ewert will become Chief Executive Officer of the Company immediately after the Annual Meeting.

Director Qualifications:

•	Extensive experience with the Company

•	Extensive experience in men’s retailing

•	Demonstrated effective leadership within the Company

•	Exceptional interpersonal skills within the Company’s organization

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the Board of Directors to enhance the long-term value of the Company for our shareholders. In exercising its authority to direct, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board in fulfilling its responsibilities, it has adopted certain Corporate Governance Guidelines (the “Guidelines”). As contemplated by the Guidelines, the Board of Directors has regular executive sessions where non-management directors meet without management participation. The director designated by the Board as the Lead Director is the presiding director for each executive session.

Director Qualifications

As set forth in the Guidelines, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the New York Stock Exchange. In addition, at least two-thirds in number (if two-thirds is not a whole number then at least the nearest whole number to two-thirds that is less than two-thirds) of the directors shall meet the following qualifications:

•	shall not have been employed by us as an executive officer in the past ten years;

•	is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier or service provider to us. For purposes hereof, significant shall mean circumstances where during the past fiscal year the business with the customer, supplier or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue;

•	is not personally the accountant, lawyer or financial advisor for compensation to any of our executive officers;

•	is not a trustee, director or officer of any charitable organization that received contributions during the past fiscal year aggregating $100,000 or more from us;

•	has not within the last three years engaged in a transaction with us required to be disclosed in our proxy statement pursuant to Subpart 229.400 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission; and

•	is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law or son-in-law of a person who would not meet the foregoing qualifications.

A director shall not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director’s performance of his or her duties to the Company. A person shall not stand for election upon reaching the age of 75. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board of Directors. The Board believes that directors should be shareholders and have a financial stake in the Company and, therefore, the Board has recommended that directors develop an ownership position in the Company equal to at least $200,000 by fiscal year end 2010 and new directors hold such amount within three years of becoming a director. Each director has met the $200,000 requirement, except Ms. Nichols was has until the end of fiscal year 2013 to do so. The Nominating and Corporate Governance Committee of the Board may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a diverse view of thoughts based on each Board members knowledge, life experiences, capabilities and ethnic background. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Sources for New Nominees

With respect to the nomination of Ms. Nichols, Board members submitted the names of potential candidates to the Nominating and Corporate Governance Committee for their consideration. Ms. Nichols was originally recommended by David Edwab, who is one of our executive officers and directors. After much research and deliberation, the Nominating and Corporate Governance Committee recommended Ms. Nichols to the full Board for election effective January 30, 2011 and inclusion in the list of nominees to be elected at the Annual Meeting.

The nomination of Mr. Ewert for inclusion in the list of nominees to be elected at the Annual Meeting was part of the overall Chief Executive Officer succession plan developed by Mr. Zimmer and the other Board members.

Board of Directors Independence

The Board of Directors has affirmatively determined that each member of the Board, with the exception of George Zimmer and David Edwab and, if elected, Doug Ewert, are independent in accordance with New York Stock Exchange Listing Standards and have no current material relationship with the Company, except as a director.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors determined that it was best for the Company for George Zimmer, as the founder and chief driving force behind the Company, to serve as Chairman of the Board and Chief Executive Officer of the Company. At the same time, the Board of Directors believes that it is beneficial to the Company and increases the effectiveness of the Board of Directors to have an outside director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, the Board of Directors has appointed Mr. Sechrest to act as Lead Director. In his capacity as Lead Director, Mr. Sechrest consults regularly with the Chairman and Chief Executive Officer and other members of management; has primary responsibility, in consultation with the Chairman and Chief Executive Officer, for preparing the agenda for Board meetings; with the Chairman of the Board, leads the meetings of the Board of Directors and chairs the executive sessions of the Board. We have announced that effective immediately after the Annual Meeting, Doug Ewert will become Chief Executive Officer of the Company. Mr. Zimmer will become Executive Chairman of the Board and Mr. Sechrest will continue as Lead Director.

With respect to the oversight of the Company’s risk, the Company’s Chief Compliance Officer supervises the day-to-day risk management responsibilities and in turn reports to the Audit Committee on particular areas of risk. The Audit Committee continues to focus on the process the Company goes through to identify financial and operational risks and the procedures for addressing such risks and periodically requires the Chief Compliance Officer to report to the Audit Committee with respect thereto. In addition, the risks related to the Company’s overall strategy, including the risks related to mergers and acquisitions, divestitures and other significant non-recurring transactions, are addressed by the full Board.

Attendance at the Annual Meeting of Shareholders

Our Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. All eight of our then current directors attended the 2010 Annual Meeting of Shareholders.

Communications with the Company

Any shareholder or other interested party wishing to send written communications to any one or more members or Committees of our Board of Directors, including the Lead Director or other non-management directors, may do so by sending them in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. All such communications will be forwarded to the intended recipient(s).

Investor Information

To obtain a printed copy of our Code of Business Conduct, Code of Ethics for Senior Management, Corporate Governance Guidelines or charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to us in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. This material may also be obtained from our website at www.menswearhouse.com under “Investor Relations — Corporate Governance”.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended January 29, 2011, the Board of Directors held five meetings.

The Board of Directors has an Audit Committee that operates under a written charter. The Audit Committee is comprised of Messrs. Sechrest (Chair), Brutoco and Katzen. The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with the New York Stock Exchange Listing Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and that Messrs. Brutoco and Katzen are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee reviews our financial information, accounting policies and internal controls, reviews with our independent registered public accounting firm the plan, scope and results of the annual audit of our financial statements, reviews and discusses our annual and quarterly financial statements with management and our independent registered public accounting firm, and selects our independent registered public accounting firm and approves in advance all our audit and non-audit engagements of such independent registered public accounting firm. The Audit Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Audit Committee. During the fiscal year ended January 29, 2011, the Audit Committee held five meetings. The Audit Committee’s report appears below.

The Board of Directors has a Compensation Committee that operates under a written charter and each member of which is independent in accordance with the New York Stock Exchange Listing Standards. The Compensation Committee is comprised of Messrs. Stein (Chair), Katzen and Sechrest. The Compensation Committee reviews and approves our overall compensation policy and considers and approves, on behalf of the Board of Directors, the compensation of our Named Executive Officers and certain other officers, including the Chief Executive Officer, and the implementation of any compensation program for the benefit of any of our executive officers. The Compensation Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Compensation Committee. During the fiscal year ended January 29, 2011, the Compensation Committee held five meetings. The Compensation Committee’s report appears below.

The Board of Directors has a Nominating and Corporate Governance Committee that operates under a written charter and each member of which is independent in accordance with the New York Stock Exchange Listing Standards. The Nominating and Corporate Governance Committee is comprised of Messrs. Ray (Chair), Brutoco and Stein and Dr. Chopra. The Nominating and Corporate Governance Committee develops and recommends to the Board of Directors a set of corporate governance principles for the Company, studies and reviews with management the overall effectiveness of the organization of the Board of Directors and the conduct of its business and reports and makes recommendations to the Board of Directors as appropriate, and considers candidates to be elected directors and recommends to the Board of Directors the nominees for directors. The Nominating and Corporate Governance Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors feels that it is in the best interest of the Company to focus our resources on evaluating candidates at the appropriate time and who come to us through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. During the fiscal year ended January 29, 2011, the Nominating and Corporate Governance Committee held two meetings.

During the fiscal year ended January 29, 2011, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee is responsible for reviewing and establishing the compensation of the Chief Executive Officer and the Named Executive Officers. The Compensation Committee also reviews and discusses with the Chief Executive Officer the compensation for all other executive officers. The Compensation Committee has the sole authority to retain compensation consultants and any other type of legal or accounting adviser deemed appropriate. In 2010, the Compensation Committee engaged Towers Watson & Co., a nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to matters submitted to Towers Watson related to fiscal 2011 compensation, but Towers Watson did not play any role in determining or recommending the amount or form of executive officer or director compensation for fiscal 2010. Based on a variety of input received by the Compensation Committee, including requested input from compensation consultants, if any, and the experience of its members, the Committee determines the compensation of our Chief Executive Officer during an executive session of the Compensation Committee, at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of the executive officers to the Compensation Committee, including but not limited to grants under our equity plans, which the members of the Compensation Committee discuss with our Chief Executive Officer and may discuss in executive session. The final determinations as to the compensation of the Chief Executive Officer and officers whose annual base salary plus maximum payout under our annual non-equity cash incentive program is equal to or in excess of $500,000 are made solely by the Compensation Committee and the Chief Executive Officer determines the compensation for the other executive officers with input from and oversight by the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee may delegate any of its powers and responsibilities to a subcommittee of the Compensation Committee.

As set forth in the Guidelines, the Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards, and other director compensation. The Guidelines further provide that, in determining director compensation, the following should be considered: (1) fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope; (2) alignment of the director’s interest with the long-term interests of the Company; and (3) a transparent and readily understandable compensation program.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2010, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K of the General Rules and Regulations of the Securities and Exchange Commission.

During fiscal 2010, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Sheldon I. Stein, Chairman
Larry R. Katzen
William B. Sechrest

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged With Governance” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended January 29, 2011, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 29, 2011, for filing with the Securities and Exchange Commission. At present, the Audit Committee intends to continue the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012.

AUDIT COMMITTEE

William B. Sechrest, Chairman
Rinaldo S. Brutoco
Larry R. Katzen

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended January 29, 2011, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners have been met.

PROPOSAL TO AMEND THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

On March 29, 2011, the Board approved an amendment to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”) to increase the total number of shares of our Common Stock with respect to which awards may be granted under the 2004 Plan from 2,110,059 shares to 4,610,059 shares and reserved an additional 2,500,000 shares of our Common Stock for issuance thereunder, subject to shareholder approval. The 2004 Plan permits the grant of options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, deferred stock units, performance stock awards, performance units, other stock-based awards and cash-based awards to non-employee directors, officers and other employees of the Company. As amended, 2,652,930 shares of our Common Stock would be available for grant of future awards under the 2004 Plan.

At the Annual Meeting, shareholders are being asked to approve the proposed amendment to increase the number of shares authorized for issuance under the 2004 Plan.

In addition to approximately 500 key employees (including our executive officers), there are currently seven non-employee directors of the Company who are eligible to participate in the 2004 Plan. As described under the heading “Director Compensation” in this proxy statement, each person who is a non-employee director on the last day of each of our fiscal quarters will be granted a number of shares of restricted stock or deferred stock units equal to $25,000 divided by the closing price of our Common Stock as reported on the New York Stock Exchange on the last trading day of such fiscal quarter. In addition, upon his or her appointment, any new director will receive a grant of shares of restricted stock or deferred stock units, at the discretion of the Board of Directors, equal to $100,000 divided by the closing price of our Common Stock as reported on the New York Stock Exchange on the date such director is appointed or elected to the Board of Directors.

During the fiscal year ended January 29, 2011, the following grants were awarded under the 2004 Plan:

Aggregate Number of Shares
Name and Position	Covered by Grants

George Zimmer, Chairman of the Board and Chief Executive Officer	—
Neill P. Davis, Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	10,000
Douglas S. Ewert, President and Chief Operating Officer	12,500
Carole L. Souvenir, Chief Legal Officer and Executive Vice President — Employee Relations	4,000
Charles Bresler, Ph.D., Executive Vice President	—
Executive Group	31,500
Non-Executive Director Group	29,825
Non-Executive Officer Employee Group	333,420

Summary of the 2004 Plan

The following is a brief summary intended to highlight certain of the principal features of the 2004 Plan, as amended. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the 2004 Plan, as amended, is attached as Appendix A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the 2004 Plan as set forth in Appendix A.

Purpose.  The 2004 Plan is intended to reward certain non-employee directors of the Company and certain corporate officers and other employees of the Company and its affiliates by enabling them to acquire shares of our Common Stock and to receive other compensation based on the increase in value of our Common Stock or certain other performance measures. The 2004 Plan is also intended to advance the best interests of the Company and our shareholders by providing those persons who have substantial responsibility for the direction, management and growth of the Company and its subsidiaries with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company and its subsidiaries.

Term.  The 2004 Plan became effective on March 29, 2004. No awards may be granted under the 2004 Plan on or after March 29, 2014, unless the 2004 Plan is subsequently amended, with the approval of shareholders, to extend the termination date.

Administration.  The Compensation Committee (or a subcommittee comprised of at least two of its members) or, in the absence thereof or in the case of the non-employee directors of the Company, the Board, shall administer the 2004 Plan (the “Plan Committee”). In administering the 2004 Plan, the Plan Committee shall have the full power to determine the persons to whom and the time or times at which awards will be made; determine the number and exercise price of shares of our Common Stock covered in each award, subject to the terms and provisions of the 2004 Plan; determine the terms, provisions and conditions of each award, which need not be identical and need not match the default terms set forth in the 2004 Plan; accelerate the time at which any outstanding award will vest; prescribe, amend and rescind rules and regulations relating to administration of the 2004 Plan; and make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2004 Plan.

Eligibility.  Key employees who have substantial responsibility for or involvement with the management and growth of the Company or its subsidiaries and the non-employee directors of the Company will be eligible to receive awards (other than incentive stock options) under the 2004 Plan. An incentive stock option may be awarded only to an employee who is employed by the Company or one of its subsidiary corporations and determined by the Plan Committee to be a key employee on the date of the grant of the option.

Maximum Shares Available.  Assuming the amendment to the 2004 Plan is approved by our shareholders at the Annual Meeting, the maximum number of shares of our Common Stock which may be issued under the 2004 Plan may not exceed 4,610,059 shares, in the aggregate, provided that the aggregate number of shares which may be granted as restricted stock or performance stock awards are limited to 2,305,030 in each case. The maximum number of shares of our Common Stock with respect to which incentive stock options may be granted to an employee of the Company during a fiscal year is 300,000. The maximum number of shares of our Common Stock with respect to each of nonqualified stock options and stock appreciation rights which may be granted to an employee or non-employee director of the Company during a fiscal year is 300,000. The maximum number of shares of our Common Stock with respect to each of restricted stock awards, performance stock awards, performance unit awards paid in shares of our Common Stock and other stock-based awards which may be granted to an employee or non-employee director of the Company during a fiscal year is 225,000 or, with respect to deferred stock unit awards, the fair market value of 225,000 shares of our Common Stock, determined as of the date of the grant. The maximum aggregate amount with respect to which cash-based awards and performance unit awards paid in cash may be awarded or credited to an employee or non-employee director of the Company during a fiscal year may not exceed in value $3,000,000 determined as of the date of the grant. Such limitations are subject to adjustment in accordance with the 2004 Plan.

If any outstanding award expires or terminates for any reason, is settled in cash in lieu of shares of our Common Stock or any award is surrendered, the shares of our Common Stock allocable to the unexercised portion of that award may again be subject to an award granted under the 2004 Plan. For awards granted under the 2004 Plan before April 1, 2008, if shares of our Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares of our Common Stock will not count against the aggregate number of shares of our Common Stock with respect to which awards may be granted under the 2004 Plan. For awards granted under the 2004 Plan on or after April 1, 2008, if shares of our Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares of our Common Stock will count against the aggregate number of shares of our Common Stock with respect to which awards may be granted under the 2004 Plan. If a stock appreciation right is exercised, only the number of shares of our Common Stock actually issued shall be charged against the maximum number of shares of our Common Stock that may be delivered pursuant to awards under the 2004 Plan.

Any shares of our Common Stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Options.  The Plan Committee may grant options under the 2004 Plan to eligible persons in such number and upon such terms as the Plan Committee may determine, subject to the terms and provisions of the 2004 Plan. The Plan Committee may award incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code or nonqualified stock options which are not intended to satisfy the requirements of section 422 of the Internal Revenue Code.

The price at which shares of our Common Stock may be purchased under an option shall be determined by the Plan Committee, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted. No incentive stock option may be granted to any person who, at the time the option is granted, owns shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the fair market value of our Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. Effective for options granted under the 2004 Plan on or after January 1, 2005, an option may not be granted with any dividend equivalent rights.

Unless a shorter term is specified in an option agreement or is an incentive stock option described in the prior paragraph, an option shall expire on the tenth anniversary of the date the option is granted. An option shall not continue to vest after the termination of the employment relationship between the optionee and the Company and its subsidiaries, or in the case of a non-employee director of the Company, the term of such director’s service to the Board, for any reason other than death or disability of the optionee, unless otherwise specified in an option agreement.

Subject to certain conditions and exceptions, an option which is or has become exercisable on the date on which an optionee ceases to be an employee of the Company, or in the case of a non-employee director of the Company, the term of such director’s service to the Board:

•	for any reason other than death, disability or retirement shall terminate on the earlier of the tenth anniversary of the date the option is granted or the date that is one day less than one month after the termination of employment or, in the case of a non-employee director of the Company, the term of such director’s service to the Board; and

•	due to death, disability or retirement before the tenth anniversary of the date the option is granted shall terminate on the earlier of the tenth anniversary of the date the option is granted or the first anniversary of the date of the optionee’s death, disability or retirement.

The Plan Committee shall specify in the option agreement the time and manner in which each option may be exercised. The Plan Committee may accelerate the time in which any outstanding option may be exercised. However, in no event shall any option be exercisable on or after the tenth anniversary of the date of the grant of the option.

To the extent that the aggregate fair market value of our Common Stock with respect to which incentive stock options first become exercisable by a holder of such award in any calendar year exceeds $100,000, taking into account both shares of our Common Stock subject to incentive stock options under the 2004 Plan and our Common Stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Plan Committee may designate which shares of our Common Stock are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

An optionee shall not have any rights as a shareholder with respect to our Common Stock covered by an option until the date on which the optionee becomes a shareholder of record with respect to such Common Stock after exercise of the option.

Stock Appreciation Rights.  The 2004 Plan authorizes the Plan Committee to issue stock appreciation rights (“SAR”) to eligible persons in such number and upon such terms and conditions determined by the Plan Committee. SARs granted under the 2004 Plan may be freestanding SARs, tandem SARs or any combination of these forms of SARs.

A SAR granted under the 2004 Plan shall confer upon a recipient a right to receive, upon exercise of such SAR, an amount equal to the excess of the fair market value of one share of our Common Stock on the date of exercise over the grant price of the SAR, which shall not be less than 100 percent of the fair market value of one share of our Common Stock on the date of grant of the SAR and in no event less than par value of one share of our Common Stock. Such amount may be paid to the optionee in cash, in our Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Plan Committee in its sole discretion. A SAR may not be granted with any dividend equivalent rights.

The Plan Committee may impose such conditions and/or restrictions on any shares of our Common Stock received upon exercise of a SAR granted pursuant to the 2004 Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the holder of such award hold the shares of our Common Stock received upon exercise of a SAR for a specified period of time.

Subject to the terms and provisions of the 2004 Plan and the applicable award agreement, by delivery of written notice in the manner designated by the Plan Committee and upon whatever additional terms and conditions the Plan Committee, in its sole discretion, imposes (a) freestanding SARs may be exercised in whole or in part and (b) tandem SARs may be exercised for all or part of the shares of our Common Stock subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR may be exercised only with respect to the shares of our Common Stock for which its related option is then exercisable. With respect to a tandem SAR issued in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option; the value of the payout with respect to the tandem SAR may be for no more than 100% of the excess of the fair market value of the shares of our Common Stock subject to the underlying incentive stock option at the time the tandem SAR is exercised over the option price of the underlying incentive stock option; and the tandem SAR may be exercised only when the fair market value of the shares of our Common Stock subject to the incentive stock option exceeds the option price of the incentive stock option. The Plan Committee shall determine the right of each SAR holder to exercise the SAR following the termination of such holder’s employment with the Company or its subsidiaries or service to the Board.

The term of a SAR granted under the 2004 Plan shall be determined by the Plan Committee; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

A recipient of a SAR award, as such, shall have no rights as a stockholder.

Restricted Stock.  Under the 2004 Plan, the Plan Committee may award restricted stock to eligible persons in such numbers and upon such terms as the Plan Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Plan Committee. The recipient of the restricted stock will have all the rights of a shareholder with respect to the shares of restricted stock included in the restricted stock award during the restriction period established for the restricted stock award. Dividends paid with respect to restricted stock in cash or property other than shares of our Common Stock or rights to acquire shares of our Common Stock shall be paid to the recipient of the restricted stock award currently. Dividends paid in shares of our Common Stock or rights to acquire shares of our Common Stock shall be added to and become a part of the restricted stock.

Deferred Stock Unit Awards.  The 2004 Plan authorizes the Plan Committee to grant deferred stock units to eligible persons in such amounts and upon such terms as the Plan Committee shall determine. Each deferred stock unit shall have a value equal to the fair market value of a share of our Common Stock. The amount of, the vesting and the transferability restrictions applicable to any deferred stock unit award shall be determined by the Plan Committee. Payment under a deferred stock unit award shall be made in either cash or shares of our Common Stock as specified in the applicable award agreement. Payment under a deferred stock unit award shall be made at such time as is specified in the applicable award agreement.

An award agreement for a deferred stock unit may specify that the holder of such award shall be entitled to the payment of dividend equivalents under the award. Each recipient of deferred stock units shall have no rights of a shareholder with respect to such recipient’s deferred stock units.

Performance Awards.  Under the 2004 Plan, the Plan Committee may grant performance stock and performance unit awards to eligible persons in such amounts and upon such terms as the Plan Committee shall determine.

The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award shall be based upon the attainment of such performance goals as the Plan Committee may determine. A performance goal for a particular performance stock or performance unit award must be established by the Plan Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Subject to the terms and conditions of the 2004 Plan, each holder of a performance stock award or a performance unit award payable in shares of our Common Stock shall have all the rights of a shareholder with respect to the shares of stock issued to such holder pursuant to the award during any period in which such issued shares of our Common Stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock. An award agreement for a performance unit award may specify that the holder of such award shall be entitled to the payment of dividend equivalents under the award.

Payment under a performance unit award shall be made at such time as is specified in the applicable award agreement.

No payments of stock or cash will be made pursuant to a performance stock award or performance unit award unless the shareholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

Cash-Based Awards and Other Stock-Based Awards.  The Plan Committee may grant cash-based awards under the 2004 Plan to eligible persons in such amounts and upon such terms, including the achievement of specific performance goals, as the Plan Committee shall determine. The 2004 Plan authorizes the Plan Committee to grant other types of equity-based or equity-related awards not otherwise described by the terms and provision of the 2004 Plan, including the grant or offer for sale of unrestricted shares of our Common Stock, in such amounts and subject to such terms and conditions, as the Plan Committee shall determine. Such awards may involve the transfer of actual shares of our Common Stock to holders thereof, or payment in cash or otherwise of amounts based on the value of shares of our Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

The Plan Committee, in its sole discretion, shall determine the extent to which the holder of an award shall have the right to continue to hold cash-based awards and other stock-based awards following termination of such holder’s employment with the Company or its subsidiaries, or in the case of a non-employee director, the termination of service on the Board. Such provisions need not be uniform among all cash-based awards and other stock-based awards issued pursuant to the 2004 Plan.

Substitution Awards.  Awards may be granted under the 2004 Plan in substitution for stock options and other awards held by employees and directors of other corporations who are about to become employees of or affiliated with the Company or any of its subsidiaries as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all of the assets of another corporation or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in the 2004 Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and stock awards in substitution for which they are granted, but with respect to options that are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an “incentive stock option” under section 422 of the Internal Revenue Code.

Non-Transferability.  Except as specified in the applicable award agreement or in a domestic relations court order, an award granted under the 2004 Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during such holder’s lifetime, only by him or her. Any attempted assignment of an award in violation of the 2004 Plan shall be null and void. In the discretion of the Plan Committee, any attempt to transfer an award other than under the terms of the 2004 Plan and the applicable award agreement may terminate the award.

No incentive stock option granted under the 2004 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all incentive stock options granted to an employee under the 2004 Plan shall be exercisable during such employee’s lifetime only by the employee and, after that time, by the employee’s heirs and estate.

Forfeiture.  If the Plan Committee finds by a majority vote that a holder of an award granted under the 2004 Plan, before or after termination of his employment with the Company or any of its subsidiaries or severance of his affiliation relationship with the Company and all its affiliates (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an affiliate which conduct damaged the Company or an affiliate, (b) disclosed trade secrets of the Company or an affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the holder of such award is a party, then, as of the date the Plan Committee makes its finding, some or all awards awarded to such holder (including vested awards that have been exercised, vested awards that have not been exercised and awards that have not yet vested), as determined by the Plan Committee in its sole discretion, and all net proceeds realized with respect to any such awards, will be forfeited to the Company on such terms as determined by the Plan Committee. The findings and decision of the Plan Committee with respect to the matter shall be final for all purposes.

The Plan Committee may specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2004 Plan with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment for cause, termination of such holder’s provision of services to the Company or its subsidiaries, violation of material policies of the Company or its subsidiaries, breach of non-competition, confidentiality, or other restrictive covenants that may apply to such holder, or other conduct by such holder that is detrimental to the business or reputation of the Company or its subsidiaries.

Antidilution.  If the Company shall effect a capital readjustment or any increase or reduction of the number of shares of our Common Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of our Common Stock subject to outstanding awards under the 2004 Plan shall be appropriately adjusted (subject to the restriction discussed below under the heading “Award Agreements” regarding repricing) as to entitle a holder of an award under the 2004 Plan to receive upon exercise, for the same aggregate cash consideration, the equivalent total number and class or series of our Common Stock the holder would have received had the holder of such award exercised in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of our Common Stock then reserved to be issued under the 2004 Plan shall be adjusted.

Change in Control.  If a Corporate Change (such as a merger in which the Company is not the surviving entity, a sale of all or substantially all of the Company’s assets, the dissolution of the Company or another corporate transaction as defined in the Internal Revenue Code) occurs while unexercised awards remain outstanding under the 2004 Plan, then, except as otherwise provided in an award agreement or other agreement between the holder of the award and the Company, or as a result of the Plan Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any award then outstanding may be exercised, and no later than ten days after the approval by the shareholders of the Company of such Corporate Change, the Plan Committee, acting in its sole and absolute discretion, shall act to effect one or more of the following alternatives, which may vary among individual holders of awards granted under the 2004 Plan and which may vary among awards held by any individual holder of an award granted under the 2004 Plan:

(1) accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised and all rights of holders of awards thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected holders of awards granted under the 2004 Plan of some or all of the then outstanding awards held by such holders as of a date, before or after such Corporate Change, in which event the Plan Committee shall thereupon cancel such award and the Company shall pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such award for such shares;

(3) with respect to all or selected holders of awards granted under the 2004 Plan, have some or all of their then outstanding awards assumed or have a new award of a similar nature substituted for some or all of their then outstanding awards under the 2004 Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such holder or which is affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of our Common Stock subject to the award immediately after the assumption or substitution over the aggregate exercise price of such Common Stock is equal to the excess of the aggregate fair market value of all our Common Stock subject to the award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights or the substituted rights will have the same terms and conditions as the rights under the existing award assumed or substituted for;

(4) provide that the number and class or series of our Common Stock covered by an award shall be adjusted so that such award when exercised shall thereafter cover the number and class or series of our Common Stock or other securities or property (including, without limitation, cash) to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the holder of such award had been the holder of record of the number of shares of our Common Stock then covered by such award; or

(5) make such adjustments to awards then outstanding as the Plan Committee deems appropriate to reflect such Corporate Change.

If the Plan Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, in its sole and absolute discretion and without the consent or approval of any holder of an award granted under the 2004 Plan, accelerate the time at which some or all awards then outstanding may be exercised. With respect to a reincorporation merger in which holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the alternatives set forth above shall apply and, without Plan Committee action, each award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the award was exercisable for ordinary shares of stock of the Company. In the event of changes in our outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award and not otherwise provided for above, any outstanding award and any award agreements evidencing such award shall be subject to adjustment by the Plan Committee in its sole and absolute discretion as to the number and price of our Common Stock or other consideration subject to such award. In the event of any such change in our outstanding Common Stock, the aggregate number of shares of our Common Stock available under the 2004 Plan may be appropriately adjusted by the Plan Committee.

After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an award granted under the 2004 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements.  Each award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the 2004 Plan. The award agreement may specify the effect of a change in control of the Company on the award. The award agreement may contain any other provisions that the Plan Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the 2004 Plan. Except as described above under “Change in Control”, the Plan Committee may not directly or indirectly lower the exercise price of a previously granted option or the grant price of a previously granted SAR.

Restrictions on Stock Received.  The Plan Committee may impose such conditions and/or restrictions on any shares of our Common Stock issued pursuant to an award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the holder of an award granted under the 2004 Plan hold the shares of our Common Stock for a specified period of time.

Amendment and Termination.  The Plan Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2004 Plan and any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the 2004 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2004 Plan, without the written consent of the holder holding such award. The Plan Committee shall not directly or indirectly lower the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the 2004 Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences of Awards Granted Under the 2004 Plan

The following is a general description of the U.S. federal income tax consequences generally applicable to the Company and a recipient of an incentive stock option, a nonqualified stock option, a SAR, a restricted stock award, a deferred stock unit award, a performance stock award, a performance unit award, a cash-based award or an other stock-based award granted under the 2004 Plan.

Incentive Stock Options.  When the Plan Committee grants an employee an incentive stock option to purchase shares of our Common Stock under the 2004 Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee’s exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options.  When the Plan Committee grants a nonqualified stock option to purchase shares of our Common Stock under the 2004 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

Stock Appreciation Rights.  The grant of a SAR under the 2004 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards.  The grant of a restricted stock award under the 2004 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant unless the recipient timely makes an election under section 83(b) of the Internal Revenue Code. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

If the recipient of the restricted stock award makes an election under section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the individual paid, if any, for the shares of Common Stock.

Deferred Stock Unit Awards.  The grant of a deferred stock unit award under the 2004 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a deferred stock unit award vests the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our Common Stock at the time the deferred stock unit is settled.

Performance Stock and Performance Unit Awards.  Performance stock awards granted under the 2004 Plan generally have the same tax consequences as restricted stock awards as discussed above (except that the compensation deduction limitation described below may not apply). A recipient of a performance unit award under the 2004 Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

Cash-Based Awards and Other Stock-Based Awards.  The grant of a cash-based award under the 2004 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the amount of cash received by the recipient of the award at the time the cash-based award is settled. Other stock-based awards granted under the 2004 Plan generally have the same tax consequences as deferred stock unit awards.

Compensation Deduction Limitation.  Under section 162(m) of the Internal Revenue Code, the Company’s federal income tax deductions for certain compensation paid to designated executives is limited to $1.0 million per year. These executives include the Company’s Chief Executive Officer and the next three highest compensated officers. Section 162(m) of the Internal Revenue Code provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that nonqualified stock options to purchase shares of our Common Stock, and SARs and, if the related proposal is approved by our shareholders at the Annual Meeting, performance based awards granted under the 2004 Plan generally should qualify as performance based compensation for purposes of section 162(m) of the Internal Revenue Code.

Compliance with Section 409A.  Awards granted under the 2004 Plan shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Internal Revenue Code and the Department of Treasury rules and regulations issued thereunder (collectively, “Section 409A”). If the Plan Committee determines that an award granted under the 2004 Plan, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the 2004 Plan would, if undertaken, cause a holder of an award to become subject to additional taxes under Section 409A, then unless the Plan Committee specifically provides otherwise, such award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the 2004 Plan and/or award agreement for the award will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Plan Committee, in each case without the consent of or notice to holder of the award. The period of exercisability of an option or a SAR shall not be extended to the extent that such extension would subject holder of that option or SAR to additional taxes under Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 2004 PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

EQUITY PLAN COMPENSATION INFORMATION

The following table sets forth certain equity compensation plan information for the Company as of January 29, 2011:

	Number of	Weighted-
	Securities to be	Average	Number of Securities Remaining
	Issued Upon	Exercise	Available for Future Issuance
	Exercise of	Price of	Under Equity Compensation
	Outstanding	Outstanding	Plans (excluding securities in
	Options	Options	column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	1,742,021	$16.01	745,727
Equity Compensation Plans Not Approved by Security Holders(1)	289,722	$15.10	—

Total	2,031,743	$15.88	745,727

(1)	We have adopted the 1998 Key Employee Stock Option Plan (the “1998 Plan”) which, as amended, provides for the grant of options to purchase up to 3,150,000 shares of our Common Stock to full-time key employees (excluding executive officers), of which 268,722 shares are to be issued upon the exercise of outstanding options. No awards have been available for grant under the 1998 Plan since February 2008. Options granted under the 1998 Plan must be exercised within ten years from the date of grant. Unless otherwise provided by the Stock Option Committee, options granted under the 1998 Plan vest at the rate of 1/3 of the shares covered by the grant on each of the first three anniversaries of the date of grant and may not be issued at a price less than 50% of the fair market value of our stock on the date of grant. However, a significant portion of options granted under the 1998 Plan vest annually in varying increments over a period from one to ten years.

We entered into consulting arrangements with certain individuals and issued to them options to purchase an aggregate of 48,000 shares at an exercise price of $10.65, of which 21,000 shares remain unexercised.

PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE AWARDS UNDER THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a limit on the Company’s federal income tax deduction for compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers (other than the CFO) as determined on the last day of a tax year to the extent that the compensation paid to such officer exceeds $1,000,000 in any one year. That deduction limit does not apply, however, to performance-based compensation that satisfies the requirements of Section 162(m).

The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is to be paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. The regulations under Section 162(m) provide that if a company’s compensation committee has the authority to change the targets under a performance goal, the material terms of the performance goal must be disclosed to, and reapproved by, the Company’s shareholders on a periodic basis.

The 2004 Plan was initially adopted by the Board of Directors and approved by our shareholders in 2004, and the amendment and restatement of the 2004 Plan was adopted by the Board of Directors and approved by our shareholders in 2008. The 2004 Plan grants the Compensation Committee the flexibility to change the targets under a performance goal for performance stock awards and performance unit awards granted under the 2004 Plan. As a result, it is necessary for the Company to obtain shareholder reapproval of the performance goals for performance stock awards and performance unit awards to ensure that performance stock awards and performance unit awards granted under the 2004 Plan will continue to qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation described above.

Please see the summary description of the 2004 Plan included in the previous proposal on pages 12 through 21. Because this is a summary, it may not contain all of the information that is important to you. A copy of the 2004 Plan, as amended, is attached as Appendix A to this proxy statement.

Employees Eligible To Receive Performance Awards

Performance awards granted to employees under the 2004 Plan are administered by the Compensation Committee of our Board of Directors. The members of the Compensation Committee must qualify as “outside directors” under Section 162(m) in order for awards under the 2004 Plan to qualify as deductible performance-based compensation under Section 162(m). Subject to the terms of the 2004 Plan, the Compensation Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award.

In selecting participants for the 2004 Plan, the Compensation Committee chooses our key employees who have substantial responsibility for the direction, management and growth of the Company and its subsidiaries. The actual number of employees who will receive awards under the 2004 Plan cannot be determined because eligibility for participation is in the discretion of the Compensation Committee. However, there are currently approximately 500 key employees (including our executive officers) of the Company who are eligible to participate in the 2004 Plan. Participation in future years will be at the discretion of the Compensation Committee, but we currently expect that a similar number of employees will be eligible to participate each year.

Business Criteria On Which Performance Goals May Be Based

Under the 2004 Plan, the amount of and the vesting and transferability restrictions applicable to any performance stock award or performance unit award shall be based upon the attainment of such performance goals as the Compensation Committee may determine for employees.

A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria which were previously approved by the Company’s shareholders for the grant of performance stock awards and performance unit awards under the 2004 Plan: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

A performance goal business criteria may be measured with respect to the employee, one or more business units of the Company, the Company as a whole, or any combination of the foregoing. The Compensation Committee may set performance periods and performance goals that differ from participant to participant.

Maximum Amount Payable To An Employee Upon Attainment Of A Performance Goal

Neither the Compensation Committee nor the Board may increase the amount of compensation payable under a performance stock award or performance unit award granted under the 2004 Plan. If the time at which any performance stock award or performance unit award will vest is accelerated, the number of shares of our Common Stock subject to, or the amount payable under, such award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money. No payments of stock or cash will be made pursuant to a performance stock award or performance unit award unless the shareholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

Under the 2004 Plan, the maximum number of shares of our Common Stock with respect to which performance stock awards may be granted to an employee during the Company’s fiscal year is 225,000 shares; the maximum number of shares of our Common Stock with respect to which performance unit awards may be granted to an employee during the Company’s fiscal year is 225,000 shares; and the maximum aggregate amount with respect to which performance unit awards may be awarded or credited to an employee during the Company’s fiscal year may not exceed $3,000,000 in value.

Given that payments under the 2004 Plan will be determined by comparing actual performance to the performance goals established by the Compensation Committee from time to time, it is not possible to conclusively state the amount of benefits that will be paid under the 2004 Plan for any performance period.

The Compensation Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2004 Plan and any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the 2004 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2004 Plan, without the written consent of the holder holding such award. No amendment of the 2004 Plan shall be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

As discussed above, if our shareholders reapprove the performance goals for performance stock awards and performance unit awards that are currently authorized to be granted under the 2004 Plan those awards should continue to qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation described above.

No performance stock awards or performance unit awards will be granted under the 2004 Plan unless the Company’s shareholders approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE AWARDS UNDER THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date (except as noted below), with respect to the beneficial ownership of our Common Stock by (i) each director, (ii) each nominee for director, (iii) each Named Executive Officer listed in the Summary Compensation Table below, (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and dispositive power with respect to the shares attributed to him or her.

			% of
	Number		Outstanding
Name	of Shares		Shares

BlackRock, Inc	4,165,071	(1)	7.9
40 East 52nd Street
New York, New York 10022
Piper Jaffray Companies	3,837,111	(2)	7.3
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402
George Zimmer	2,271,810	(3)(4)(5)	4.3
David H. Edwab	124,117	(4)(5)(6)	*
Rinaldo S. Brutoco	27,876	(7)	*
Michael L. Ray, Ph.D.	18,346	(8)	*
Sheldon I. Stein	43,876	(9)	*
Deepak Chopra, M.D.	32,876	(10)	*
William B. Sechrest	32,876	(10)(11)	*
Larry R. Katzen	28,876	(8)	*
Grace Nichols	3,851	(12)	*
Douglas S. Ewert	110,894	(5)(13)	*
Neill P. Davis	96,996	(5)(14)	*
Carole Souvenir	25,490	(5)(15)	*
Charles Bresler, Ph.D.	5,695	(5)(16)	*
All executive officers and directors as a group (17 Persons)	3,546,240	(3)(4)(5)	7.0
		(17)(18)(19)
		(20)

*	Less than 0.3%

(1)	Based on a Schedule 13G filed on February 7, 2011.

(2)	Based on a Schedule 13G filed on February 10, 2011, Advisory Research, Inc. (“ARI”), 180 N. Stetson, Chicago, IL 60601, a wholly-owned subsidiary of Piper Jaffray Companies and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of these shares of our Common Stock as a result of acting as investment adviser to various clients. Piper Jaffray Companies may be deemed to be the beneficial owner of these shares through control of ARI. However, Piper Jaffray Companies disclaims beneficial ownership of such shares.

(3)	Includes 2,133,745 shares and 68,259 shares, respectively, held by George Zimmer in his capacity as trustee for The George Zimmer 1988 Living Trust and the Zimmer Children’s 2010 Remainder Trust. Subsequent to the Record Date, The George Zimmer 1988 Living Trust sold 25,000 shares of our Common Stock and now presently owns 2,108,745 shares of our Common Stock.

(4)	Excludes 39,629 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power but with regard to which such officer and director disclaims beneficial ownership.

(5)	Includes 69,806 shares, 2,563 shares, 544 shares, 402 shares, 340 shares, 711 shares and 126,940 shares, respectively, allocated to The Men’s Wearhouse, Inc. Employee Stock Ownership Plan (the “ESOP”) accounts of George Zimmer, David Edwab, Douglas Ewert, Neill Davis, Carole Souvenir, Charles Bresler and to certain executive officers included in all executive officers and directors of the Company as a group, under the ESOP. The ESOP provides that participants have voting power with respect to these shares and in certain circumstances may have dispositive power with respect to a portion of the shares allocated to the participant’s account.

(6)	Includes 96,800 restricted shares and 200 shares owned by Mr. Edwab’s children.

(7)	Includes 4,329 restricted shares and 6,000 shares that may be acquired within 60 days upon the exercise of stock options.

(8)	Includes 4,329 restricted shares and 3,000 shares that may be acquired within 60 days upon the exercise of stock options.

(9)	Includes 4,329 restricted shares and 16,500 shares that may be acquired within 60 days upon the exercise of stock options.

(10)	Includes 4,329 restricted shares and 7,500 shares that may be acquired within 60 days upon the exercise of stock options.

(11)	Mr. Sechrest’s shares (other than the 7,500 shares that may be acquired within 60 days upon the exercise of stock options) are held in a margin account to secure advances under a personal line of credit.

(12)	Includes 3,851 restricted shares.

(13)	Includes 89,996 shares that may be acquired within 60 days upon the exercise of stock options and 7,690 shares allocated to the account of Mr. Ewert under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(14)	Includes 200 shares owned by Mr. Davis’ children, 62,504 shares that may be acquired within 60 days upon the exercise of stock options and 2,430 shares allocated to the account of Mr. Davis under The Men’s Wearhouse, Inc. 401(k) Savings Plan. In addition, Mr. Davis has pledged 13,112 of such shares which are held in an investment account to secure advances under a line of credit for personal purposes.

(15)	Includes 20,250 shares that may be acquired within 60 days upon the exercise of stock options.

(16)	Includes 235 shares allocated to the account of Mr. Bresler under The Men’s Wearhouse, Inc. 401(k) Saving Plan

(17)	Includes an aggregate of 350,747 shares that may be acquired within 60 days upon the exercise of stock options.

(18)	Includes 14,868 shares allocated to the 401(k) Savings Plan accounts of certain of our executive officers. The 401(k) Savings Plan provides that participants have voting and investment power over these shares.

(19)	Includes 73,657 shares held by family members of certain of our executive officers and directors.

(20)	Includes an aggregate of 126,625 restricted shares.

EXECUTIVE OFFICERS

The following table lists the name, age, current position and period of service with the Company of each executive officer. Each officer will hold office until his or her successor shall have been elected and qualified.

			Executive
			Officer
Name	Age	Position with the Company	Since

George Zimmer	62	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	56	Vice Chairman of the Board	1991
Douglas S. Ewert	47	President and Chief Operating Officer	2000
Charles Bresler, Ph.D.	63	Executive Vice President	1993
Gary G. Ckodre	61	Executive Vice President and Chief Compliance Officer	1992
Neill P. Davis	54	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	1997
William C. Silveira	53	Executive Vice President — Manufacturing	2006
Carole L. Souvenir	50	Chief Legal Officer and Executive Vice President — Employee Relations	2006
Diana M. Wilson	63	Senior Vice President — Chief Accounting Officer and Principal Accounting Officer	2003
James E. Zimmer	59	Senior Vice President — Merchandising	1975

See the discussion under “Election of Directors” for the business experience of Messrs. George Zimmer, David Edwab and Douglas Ewert.

Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998, he served as Senior Vice President — Human Development. In February 1998, he was named Executive Vice President. In March 2003, he was renamed Executive Vice President — Stores, Marketing and Human Development. In January 2005, he was named President of the Company. On January 26, 2008, he was named Executive Vice President — Marketing and Human Resources. In March 2011, his title was changed to Executive Vice President.

Gary G. Ckodre joined the Company in 1992.  In February 1997, he was named Vice President — Finance and Principal Financial and Accounting Officer and, in March 2001, he was named Senior Vice President and Principal Accounting Officer. In March 2003, he was named Senior Vice President — Finance. In March 2004, he was named Senior Vice President — Chief Compliance Officer. On April 1, 2008, he was named Executive Vice President — Distribution, Logistics, Tuxedo Operations and Chief Compliance Officer. In March 2011, his title was changed to Executive Vice President and Chief Compliance Officer.

Neill P. Davis joined the Company in 1997 as Vice President and Treasurer. In November 2000, he was named Senior Vice President, Chief Financial Officer and Treasurer and, in March 2001, he was named Principal Financial Officer. In March 2002, he was promoted to Executive Vice President and remained Chief Financial Officer, Treasurer and Principal Financial Officer. In March 2003, he was named Executive Vice President, Chief Financial Officer and Principal Financial Officer. In April 2006, he was again named to the additional office of Treasurer.

William C. Silveira joined the Company in July 1997 as Director — Manufacturing. In March 2000, he was named Vice President — Manufacturing. In March 2001, he was named Senior Vice President — Manufacturing and, in March 2005, he was named Executive Vice President — Manufacturing.

Carole L. Souvenir joined the Company in April 1998 as Vice President — Employee Relations. In March 2002, she was named Senior Vice President — Employee Relations. In August 2006, she was promoted to Chief Legal Officer and Executive Vice President — Employee Relations.

Diana M. Wilson joined the Company in March 1999 as Corporate Controller. In March 2001, she was named Vice President and Corporate Controller and, in March 2002, she was named Vice President — Finance. In March 2003, she was named Vice President — Principal Accounting Officer. In March 2005, she was named Senior Vice President — Principal Accounting Officer. In April 2006, her title was changed to Senior Vice President — Chief Accounting Officer and Principal Accounting Officer.

James E. Zimmer has served as Senior Vice President — Merchandising since 1975. James Zimmer served as a director of the Company until June 2002 when he chose not to seek re-election.

George Zimmer and James Zimmer are brothers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program

Objectives of Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to retain and incentivize qualified employees who are enthusiastic about and committed to our culture and mission. In doing so, we design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executives who appreciate and are committed to our culture. Promotion from within is a key principle at the Company and a majority of our executive officers have reached their current career positions through an average career development tenure in excess of 10 years with us. The same compensation philosophy is applied to all levels of exempt employees, including executive officers. While the amounts may be different, each of the components of the compensation package is the same and is applied using similar methodology as further discussed below under “Elements of Compensation.” Exceptions to this principle are generally due to local market requirements.

Executive officers generally receive the same benefits as other employees. Any differences are generally due to position, seniority, or local requirements. In line with this philosophy, executive officers, generally, receive minimal perquisites.

Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees. All of our executive officers participate in a non-equity incentive compensation plan, two-thirds of which is based on attainment of certain financial metrics. The remaining one third is based on a qualitative judgment of individual performance. The maximum average non-equity incentive compensation program, as a percentage of base salary, for fiscal 2010 for the Named Executive Officers that participate in the non-equity incentive compensation program was 49% and for all other executive officers was 42%. Fiscal year 2010 incentive compensation for the Named Executive Officers that participate in the non-equity incentive compensation program averaged approximately 26% of base salary and for all other executive officers averaged 30% of base salary. For comparison purposes, for fiscal year 2009, the maximums for the two groups were 46% and 31%, respectively, and the averages were 15% and 12%, respectively.

Administration

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of our employee compensation programs. The Compensation Committee (i) reviews and approves annual compensation for officers whose annual base salary plus maximum payout under our annual non-equity cash incentive program is equal to or in excess of $500,000 (for fiscal 2010 those officers included the Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Executive Vice President and Chief Financial Officer, President of K&G and Group President — North America Group of Twin Hill), (ii) reviews the compensation program for all other senior officers as recommended to the Committee by the Chief Executive Officer, and (iii) reviews and approves the annual awards under equity incentive plans to all employees as recommended to the Committee by management. Individual recommendations other than for the Named Executive Officers are made by an executive group comprised of the President and Chief Operating Officer, Executive Vice President, Executive Vice President and Chief Financial Officer, and Vice Chairman and approved by the Chief Executive Officer. Recommendations for the Named Executive Officers are made by the Chief Executive Officer.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity incentive program, and (3) equity awards. In prior years, equity awards included non-qualified stock options, restricted stock awards and deferred stock units. Each executive’s current and prior compensation is considered in setting future compensation and consideration is given to the vesting and value of previously granted equity awards. In addition, the Chief Executive Officer focuses on relative compensation throughout the organization in recommending his own compensation and that of other executive officers.

Base Salaries

Level of responsibility and experience, Company performance, competitive market conditions, retention concerns and individual performance are all factored into the determination of base salary. In addition, the Chief Executive Officer focuses on his level of base salary and indirectly the level of all other executive base salary relative to compensation throughout the organization.

Annual Cash Bonuses

To align executive pay with our annual performance, our executives receive annual cash bonuses pursuant to a non-equity incentive program. Each year, our executives are eligible for a maximum cash bonus payout. The program establishes a set of three metrics for each executive. The two financial metrics are predetermined sales targets and income targets. The non-financial metric consists of a qualitative assessment of the executive’s performance. Each metric carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three metrics — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular metric is met and receives the entire one-third payout if the “excellent” threshold is achieved. The maximum annual bonus payout possible for a Named Executive Officer under our non-equity performance program varies by individual, with a highest possible payout of $350,000 for fiscal 2010. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the Named Executive Officers other than himself.

Threshold levels for “good” financial metrics are based on performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year, excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, and other unusual or non-recurring items. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold. For fiscal 2010, the good and excellent sales targets were $1.968 billion and $2.031 billion, respectively, and the net income targets were $67.7 million and $77.2 million, respectively. The good target was achieved for sales and net income. In general, good level bonuses were paid for the non-financial metric based on individual contributions to the Company’s favorable financial results in a difficult economic environment. The Compensation Committee reviews and approves the financial threshold targets and believes that these financial targets reflect performance that will lead to long-term preservation of shareholder value in an economic downturn and do not encourage our executive officers to take unnecessary and excessive risks. We do not believe that disclosure of our 2011 performance targets is relevant to an understanding of compensation for our 2010 fiscal year.

Equity Awards

Our compensation structure also includes an equity incentive plan that provides for awards of stock options, restricted stock awards and deferred stock units.

Nonqualified stock options provide executives with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market prices. Since a stock option becomes valuable only if our Common Stock price increases above exercise price and the holder of the option remains employed during the period required for the option to “vest,” stock options provide the incentive for an option holder to remain employed by us and links a portion of the employee’s compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of our stock. During fiscal 2010, no Named Executive Officer received any stock option grants.

Restricted stock awards (“RSAs”) and deferred stock units (“DSUs”) are intended to retain executives through vesting periods. RSAs provide the opportunity for capital accumulation and more predictable long-term incentive value. RSAs are shares of our Common Stock that are awarded with the restriction that the executive remain with us until the date of vesting. The purpose of granting RSAs is to encourage ownership of our Common Stock by, and retention of, our executives. Any unvested RSAs are generally forfeited once the executive terminates employment. No RSAs were awarded in fiscal 2010.

A DSU is a commitment by us to issue a share of our Common Stock for each DSU at the time the restrictions in the award agreement lapse. DSUs are generally forfeited upon termination of employment with us if the restrictions outlined in the awards are not met. Any vested shares are fully owned. Historically, we generally have granted stock options, RSAs and DSUs to executive officers in larger numbers, in intervals of several years and vesting over lengthy periods of time. During fiscal 2010, an award of 12,500, 10,000 and 4,000 DSUs were granted to Doug Ewert, Neill Davis and Carole Souvenir, respectively. No other Named Executive Officer received any DSU grants.

Relative Size of Major Compensation Elements

The combination of base salary, annual non-equity incentive awards and equity incentive awards comprise total direct compensation. In setting Named Executive Officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive and the form of the compensation. The Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The number of shares granted under equity awards to each executive is made on a discretionary, rather than formula, basis by taking into consideration the executive’s position, responsibilities, accomplishments, achievements and tenure with the Company.

The Committee may decide, as appropriate, to modify the mix of base salary, annual and long-term awards to best fit a Named Executive Officer’s specific circumstances. For example, the Chief Executive Officer, who holds significant ownership interests in the Company, does not participate in any equity incentive award plan. It is the belief of the Compensation Committee that, given his significant holdings of our Common Stock, incentives through equity awards at this time for the Chief Executive Officer would not significantly affect his annual or long-term perspective with respect to equity performance of the Company. However, the Compensation Committee also believes that participation by George Zimmer in our equity incentive award plan would be reasonable and appropriate. Nevertheless, Mr. Zimmer has chosen not to do so. Similarly, in the past George Zimmer has voluntarily requested that the Compensation Committee not increase his base salary or his maximum non-equity incentive bonus although the Compensation Committee believed it would have been appropriate to do so.

In the event that (i) prior to a Change in Control (as discussed later in this proxy statement in the section entitled “Potential Payments Upon Termination or Change in Control — Change in Control Agreements”), our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all of such executive’s awards (including vested awards that have been exercised, vested awards that have not been exercised and awards that have not yet vested), and all net proceeds realized with respect to any such awards, will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,

•	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing our trade secrets, or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us to which the executive is a party.

Timing of Compensation Decisions

All elements of executive officer compensation are reviewed and approved on an established schedule, which may vary from year to year, but generally occurs over a 90-day period following our fiscal year end and after a review of financial, operating and personal objectives with respect to the prior year’s results. By way of example, after the end of fiscal 2010, the Committee reviewed results and management recommendations and approved base compensation and annual non-equity incentive bonus and equity awards in March and April 2011. The Compensation Committee may, however, review salaries or equity awards at other times as the result of new appointments or promotions or other special circumstances during the year.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.

We maintain a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us.

Perquisites

Split-Dollar Life Insurance Agreements

As discussed below in this proxy statement, we entered into a split-dollar insurance agreement with George Zimmer pursuant to which we own and pay the premiums on a $4,000,000 policy on Mr. Zimmer’s life but have granted him the right to designate the beneficiaries of the proceeds of the policy, subject to our first being paid the greater of the total amount of the premiums we paid on this policy or the cash value of the policy. As a result of his rights with respect to the policy, George Zimmer had imputed taxable income of $25,238 in 2010 and we paid him an additional $18,650 to offset the income tax owed as a result of such imputed income and such additional payment. On September 1, 2010, the Company assigned its rights to receive an aggregate of $2.6 million of the proceeds from the life insurance policies on the life of Mr. Zimmer to Mr. Zimmer and a trust for the benefit of Mr. Zimmer in exchange for a cash payment of $2.6 million from Mr. Zimmer.

Airplane Use

George Zimmer is provided with the benefit of using our aircraft for personal air transportation from time to time. The Compensation Committee considers the benefit to Mr. Zimmer of his airplane use in approving Mr. Zimmer’s total compensation package. The Company does not reimburse Mr. Zimmer for taxes he owes on imputed income resulting from use of the aircraft.

Impact of Accounting and Tax Treatment

In recognizing share-based compensation, we follow the provisions of the authoritative guidance regarding share-based awards. This guidance establishes fair value as the measurement objective in accounting for stock awards and requires the application of a fair value based measurement method in accounting for compensation cost, which is recognized over the requisite service period. We use the Black-Scholes option pricing model to estimate the fair value of stock options on the date of grant. The fair value of RSAs and DSUs is determined based on the number of shares granted and the quoted price of our Common Stock on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period. For grants that are subject to pro-rata vesting over a service period, we recognize expense on a straight-line basis over the requisite service period for the entire award.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers that may be deducted by us in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Committee believes the compensation payable in excess of this amount for the five Named Executive Officers will not result in any material loss of tax deductions.

Section 409A of the Internal Revenue Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We structure any deferred compensation items to be in compliance with section 409A of the Internal Revenue Code.

Change in Control Agreements

The Compensation Committee believes that change in control arrangements have unique characteristics and value, particularly in the current economic environment. For example, executives often look to change in control agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them. The Compensation Committee believes that our current change in control arrangements protect shareholder interests by retaining management should periods of uncertainty arise. Because our change in control arrangements are structured to serve the above purpose and because change in control agreements represent a contractual obligation of our Company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing change in control agreements.

The Company has entered into change in control agreements with our Named Executive Officers. The benefits payable under these arrangements in certain circumstances are disclosed below on pages 43 through 48. These agreements generally provide that, if we fail to extend the executive’s agreement or terminate the executive’s employment without cause, or if the executive terminates his or her employment for good reason, the executive will receive an amount equal to two (2) times the sum of the executive’s base salary plus an amount equal to the maximum annual performance bonus in the fiscal year in which a change in control occurs or the immediately preceding fiscal year, whichever is higher, plus basic benefits as more fully described in the change in control agreement.

Executive Officer Equity Ownership

At its meeting in March 2011, the Board of Directors established a guideline for equity ownership by Named Executive Officers. Under the guideline, each Named Executive Officer is expected to hold equity interests in the form of common stock, restricted stock or deferred stock units having an aggregate equity value of at least two and one half times his or her base salary by the later of five years after becoming a Named Executive Officer or April 30, 2016. Failure to achieve the guideline will be taken into consideration by the Compensation Committee in determining compensation for the Named Executive Officer.

Compensation Consultant

As noted above, the Compensation Committee engaged Towers Watson to advise the Committee with respect to specific matters related to the compensation program for executive officers for fiscal 2011. The compensation consultant did not play any role in determining or recommending the amount or form of executive officer or director compensation for fiscal 2010.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal year ended January 29, 2011 to each of our five most highly compensated executive officers, including the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”):

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	Earnings ($)	($)(5)		Total ($)

George Zimmer	2010	932,000	—	—	—	100,000	—	939,804	(6)(7)	1,971,804
Chairman of the Board and	2009	956,231	—	—	—	66,000	—	476,680	(6)(8)	1,498,911
Chief Executive Officer	2008	1,016,016	—	—	—	34,000	—	658,996	(6)	1,709,012
Neill P. Davis	2010	396,923	—	241,800	—	150,000	—	8,708	(10)	797,431
Executive Vice President,	2009	398,846	—	—	—	99,000	—	6,167	(8)(10)	504,013
Chief Financial Officer,	2008	393,770	201,683	568,000	—	51,000	—	6,033	(9)(10)	1,220,486
Treasurer and Principal Financial Officer
Douglas S. Ewert	2010	505,770	—	302,250	—	175,000	—	12,789	(7)(10)	995,809
President and Chief	2009	498,558	—	232,300	—	115,500	—	8,658	(8)(10)	855,016
Operating Officer	2008	486,154	500,000	—	785,753	59,500	—	11,303	(9)(10)	1,842,710
Carole Souvenir	2010	258,000	—	96,720	—	124,950	—	1,738	(7)(10)	481,408
Chief Legal Officer and Executive Vice President — Employee Relations
Charles Bresler, Ph.D.	2010	372,115	—	—	—	100,000	—	6,555	(7)(10)	478,670
Executive Vice President	2009	367,067	—	—	—	66,000	—	7,188	(8)(10)	440,255
	2008	364,038	—	—	—	34,000	—	9,787	(9)(10)	407,825

(1)	Represents salary for 52 weeks in 2010, 2009 and 2008 fiscal years, respectively.

(2)	Represents special bonus paid to the Named Executive Officer in the indicated fiscal year.

(3)	Represents aggregate grant date Fair Value of award computed in accordance with FASB ASC topic 718.

(4)	Represents bonus paid relating to services performed in the indicated fiscal years.

(5)	Includes forfeitures and dividend allocation to the ESOP account of the Named Executive Officer in the indicated fiscal year.

(6)	Includes $25,238, $23,076, and $21,722 paid in 2010, 2009 and 2008, respectively, in connection with insurance premiums (see “Split-Dollar Life Insurance Agreements”), $18,650, $17,053, and $16,484 paid in 2010, 2009 and 2008, respectively, in related tax gross up payments, $224,293, $127,917, and $169,755 paid in 2010, 2009 and 2008, respectively, in incremental cost for George Zimmer’s personal use of the corporate aircraft, and $643,966, $288,245, and $439,194 paid in 2010, 2009 and 2008, respectively, for lost Company tax benefits from disallowed deductions associated with George Zimmer’s personal use of the corporate aircraft.

(7)	Includes $200 Company matching contribution to the 401(k) Saving Plan account of the Named Executive Officer.

(8)	Includes $100 Company matching contribution to the 401(k) Saving Plan account of the Named Executive Officer.

(9)	Includes $400 Company matching contribution to the 401(k) Saving Plan account of the Named Executive Officer.

(10)	Includes amount of dividend equivalent payment on unvested deferred stock units paid to the Named Executive Officer in the indicated fiscal year.

Employment Agreements

Douglas S. Ewert

On April 13, 2011, we entered into an employment agreement with Douglas S. Ewert, current President and Chief Operating Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Ewert shall serve as Chief Executive Officer and President of the Company beginning immediately after the Annual Meeting. At such time, George Zimmer shall cease to be Chief Executive Officer of the Company but shall remain Executive Chairman of the Board.

The initial term of Mr. Ewert’s employment agreement shall be for a period of three years and thereafter shall automatically be extended for successive twelve-month periods unless either we or Mr. Ewert gives written notice of an election not to extend the employment agreement not less than 180 days prior to the end of the initial employment period and 90 days prior to the end of any extended employment period. Under Mr. Ewert’s employment agreement, we agreed, among other things, to:

•	pay Mr. Ewert an annual base salary of $605,000;

•	provide Mr. Ewert an opportunity to earn an annual cash bonus each fiscal year in accordance with the terms of our annual cash bonus program for executive officers for such fiscal year based on the achievement of performance objectives as may be established from time to time by our Board of Directors or a committee thereof; provided, that Mr. Ewert’s target bonus shall not be less than $600,000 for any given year (though the actual bonus paid may be greater or lesser than the target bonus and shall be determined consistent with the criteria set for our other senior management executives by the Board or a committee thereof, based on such factors as it may determine) and the actual bonus paid to Mr. Ewert in each fiscal year shall not be less than an amount equal to $1,005,000 minus all other cash compensation paid to Mr. Ewert for such fiscal year;

•	provide life, accident, disability and health insurance coverage and certain other benefits provided to our senior management executives; and

•	on the first day of Mr. Ewert’s employment as Chief Executive Officer and President, issue to him 100,000 deferred stock units, which shall vest in two equal installments of 33,333 units on the first and second anniversary dates of the date of grant and in an installment of 33,334 on the third anniversary date of the date of grant, provided that Mr. Ewert’s employment with us has not terminated prior to the applicable vesting date; additionally, Mr. Ewert shall receive annual awards of restricted stock, deferred stock units or stock options, or some combination thereof, having a value equal to $1,000,000.

We may terminate Mr. Ewert’s employment under his employment agreement for “cause”. Under Mr. Ewert’s employment agreement, “cause” is limited to Mr. Ewert’s:

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

•	material breach or default of his obligations or agreements under his employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Ewert for cause, or if Mr. Ewert terminates his employment with us without “good reason” (as defined below) or he chooses not to renew his employment agreement at the end of the current term or any extended term, we will pay all amounts owed to Mr. Ewert under his employment agreement through the date of termination and any other benefits which may be owing in accordance with our policies or applicable law, which will satisfy all of our obligations under his employment agreement.

If we terminate Mr. Ewert’s employment without “cause” or Mr. Ewert terminates his employment for “good reason” or if we notify Mr. Ewert that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Ewert:

•	a lump sum payment of all amounts owed through the date of termination,

•	a lump sum payment in cash equal to Mr. Ewert’s full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates, and

•	a lump sum payment in cash equal to two times the target bonus, also to be paid on the April 15th immediately following the end of our fiscal year bonus period to which the target bonus relates;

•	Mr. Ewert will continue to receive his annual base salary through the two year anniversary of the termination date; and

•	all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

Under Mr. Ewert’s employment agreement, “good reason” means:

•	a material reduction in Mr. Ewert’s status, title, position or responsibilities;

•	a reduction in Mr. Ewert’s annual base salary below $605,000 or annual cash compensation below $1,005,000;

•	a reduction in the value of Mr. Ewert’s annual equity grants below $1,000,000;

•	any material breach by us of the employment agreement;

•	any purported termination of Mr. Ewert’s employment for cause which does not comply with the terms of the employment agreement; or

•	a mandatory relocation of Mr. Ewert’s employment with us more than twenty-five (25) miles from the office of the Company where he is principally employed and stationed as of the date of the employment agreement, except for travel reasonably required in the performance of his duties and responsibilities;

provided, however, that no termination shall be for good reason until Mr. Ewert has provided us with written notice of the conduct alleged to have caused good reason and at least thirty (30) days have elapsed after our receipt of such written notice from Mr. Ewert, during which we have failed to cure any such alleged conduct.

If Mr. Ewert’s employment is terminated as a result of his death, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to:

•	pay to Mr. Ewert’s estate:

•	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s death and (B) any accrued vacation pay earned by Mr. Ewert, and

•	a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of Mr. Ewert’s death divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his death as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such death occurs in accordance with the Board’s determination policies then in effect; provided that the bonus shall not be less than an amount equal to the pro rata fraction times the positive difference between $1,005,000 and his annual base salary; and

•	all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

If Mr. Ewert’s employment is terminated because of his permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Ewert:

•	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s termination of employment and (B) any accrued vacation pay earned by Mr. Ewert, and

•	a lump sum payment in cash equal to the number of days in our fiscal year up to and including his termination date divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect; provided that the bonus shall not be less than an amount equal to the pro rata fraction times the positive difference between $1,000,000 and his annual base salary, and

•	all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

If Mr. Ewert’s employment agreement is terminated as a result of his death or permanent disability, or by us without cause, by our non-renewal of his employment agreement or by Mr. Ewert for good reason, we shall arrange to provide Mr. Ewert and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who in the case of eligible dependents continue to be eligible dependents, group health plan coverage until Mr. Ewert reaches age 65, or in the case of a termination as a result of Mr. Ewert’s death or permanent disability, until Mr. Ewert’s spouse reaches age 65. Such coverage will be substantially similar to that provided to our executive officers during such period and at the same cost as if Mr. Ewert remained an executive officer of the Company during such period. Subject to Mr. Ewert’s group health plan coverage continuation rights under section 4980B of the Internal Revenue Code, the continuation of medical benefits shall be reduced to the extent benefits of the same type are received by Mr. Ewert, his spouse or any eligible dependent from any other person during such period.

Certain of the payments to be made to Mr. Ewert under his employment agreement may be deferred in order to comply with the requirements of section 409A of Code.

Under his employment agreement, Mr. Ewert has agreed not to compete with us during the term thereof and for any period in which he is receiving payments or benefits from us under his employment agreement (other than the continuation of medical benefits).

Finally, Mr. Ewert’s employment agreement provides that in the event that (i) prior to a change in control of the Company, the Board determines by a majority vote, or (ii) following a change in control of the Company, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Ewert, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Ewert under his employment agreement or (B) cash bonuses paid to Mr. Ewert by us on or after the date of his employment agreement, or equity awards granted to Mr. Ewert by us that vest, on or after the date of his employment agreement will be forfeited to us on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or an act of dishonesty in the course of Mr. Ewert’s employment with us or any of our affiliates;

•	knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

•	if Mr. Ewert knew or should have known in the reasonable exercise of his duties that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

•	disclosing trade secrets of the Company or an affiliate and such action materially and adversely affected us; or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us or any of our affiliates to which Mr. Ewert is a party and such action materially and adversely affected us.

Neill P. Davis

On April 18, 2011, we entered into an employment agreement with Neill P. Davis, Executive Vice President and Chief Financial Officer of the Company. The initial term of Mr. Davis’s employment agreement shall be for a period of three years and thereafter shall automatically be extended for successive twelve-month periods unless either we or Mr. Davis gives written notice of an election not to extend the employment agreement not less than 180 days prior to the end of the initial employment period and 90 days prior to the end of any extended employment period. Under Mr. Davis’s employment agreement, we agreed, among other things, to:

•	pay Mr. Davis an annual base salary of $450,000;

•	provide Mr. Davis an opportunity to earn an annual cash bonus each fiscal year in accordance with the terms of our annual cash bonus program for executive officers for such fiscal year based on the achievement of performance objectives as may be established from time to time by the Board or a committee thereof; provided, that Mr. Davis’s target bonus shall not be less than $350,000 for any given year (though the actual bonus paid may be greater or lesser than the target bonus and shall be determined consistent with the criteria set for our other senior management executives by the Board or a committee thereof, based on such factors as it may determine);

•	provide life, accident, disability and health insurance coverage and certain other benefits provided to our senior management executives; and

•	Mr. Davis shall receive annual awards of restricted stock, deferred stock units or stock options, or some combination thereof, having a value equal to $800,000.

We may terminate Mr. Davis’s employment under his employment agreement for “cause”. Under Mr. Davis’s employment agreement, “cause” is limited to Mr. Davis’s:

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

•	material breach or default of his obligations or agreements under the employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Davis for cause, or if Mr. Davis terminates his employment with us without “good reason” (as defined below) or he chooses not to renew his employment agreement at the end of the current term or any extended term, we will pay all amounts owed to Mr. Davis under his employment agreement through the date of termination and any other benefits which may be owing in accordance with our policies or applicable law, which will satisfy all of our obligations under the employment agreement.

If we terminate Mr. Davis’s employment without “cause” or Mr. Davis terminates his employment for “good reason” or if we notify Mr. Davis that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Davis:

•	a lump sum payment of all amounts owed through the date of termination,

•	a lump sum payment in cash equal to Mr. Davis’s full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates, and

•	an additional lump sum payment in cash equal to the target bonus, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which the target bonus relates;

•	Mr. Davis will continue to receive his annual base salary through the first year anniversary of the termination date; and

•	all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

Under Mr. Davis’s employment agreement, “good reason” means:

•	a material reduction in Mr. Davis’s status, title, position or responsibilities;

•	a reduction in Mr. Davis’s annual base salary below $450,000;

•	a reduction in the value of Mr. Davis’s annual equity grants below $800,000;

•	any material breach by us of the employment agreement;

•	any purported termination of Mr. Davis’s employment for cause which does not comply with the terms of the employment agreement; or

•	a mandatory relocation of Mr. Davis’s employment with us more than twenty-five (25) miles from the office of the Company where he is principally employed and stationed as of the date of the employment agreement, except for travel reasonably required in the performance of his duties and responsibilities;

provided, however, that no termination shall be for good reason until Mr. Davis has provided us with written notice of the conduct alleged to have caused good reason and at least thirty (30) days have elapsed after our receipt of such written notice from Mr. Davis, during which we have failed to cure any such alleged conduct.

If Mr. Davis’s employment is terminated as a result of his death, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to:

•	pay to Mr. Davis’s estate:

•	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Davis’s death and (B) any accrued vacation pay earned by Mr. Davis, and

•	a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of Mr. Davis’s death divided by the total number of days in our fiscal year multiplied by Mr. Davis’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his death as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such death occurs in accordance with the Board’s determination policies then in effect; and

•	all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

If Mr. Davis’s employment is terminated because of his permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Davis:

•	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Davis’s termination of employment and (B) any accrued vacation pay earned by Mr. Davis, and

•	a lump sum payment in cash equal to the number of days in our fiscal year up to and including his termination date divided by the total number of days in our fiscal year multiplied by Mr. Davis’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect; and

•	all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

If Mr. Davis’s employment agreement is terminated as a result of Mr. Davis’s death or permanent disability, or by us without cause, by our non-renewal of the employment agreement or by Mr. Davis for good reason, we shall arrange to provide Mr. Davis and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who in the case of eligible dependents continue to be eligible dependents, group health plan coverage until Mr. Davis reaches age 65, or in the case of a termination as a result of Mr. Davis’s death or permanent disability, until Mr. Davis’s spouse reaches age 65. Such coverage will be substantially similar to that provided to our executive officers during such period and at the same cost as if Mr. Davis remained an executive officer of the Company during such period. Subject to Mr. Davis’s group health plan coverage continuation rights under section 4980B of the Internal Revenue Code, the continuation of medical benefits shall be reduced to the extent benefits of the same type are received by Mr. Davis, his spouse or any eligible dependent from any other person during such period.

Certain of the payments to be made to Mr. Davis under his employment agreement may be deferred in order to comply with the requirements of section 409A of Code.

Under his employment agreement, Mr. Davis has agreed not to compete with us during the term thereof and for any period in which he is receiving payments or benefits from us under his employment agreement (other than the continuation of medical benefits).

Finally, Mr. Davis’s employment agreement provides that in the event that (i) prior to a change in control of the Company, the Board determines by a majority vote, or (ii) following a change in control of the Company, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Davis, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Davis under his employment agreement or (B) cash bonuses paid to Mr. Davis by us on or after the date of his employment agreement, or equity awards granted to Mr. Davis by us that vest, on or after the date of his employment agreement will be forfeited to us on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or an act of dishonesty in the course of Mr. Davis’s employment with us or any of our affiliates;

•	knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

•	if Mr. Davis knew or should have known in the reasonable exercise of his duties that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

•	disclosing trade secrets of the Company or an affiliate and such action materially and adversely affected us; or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us or any of our affiliates to which Mr. Davis is a party and such action materially and adversely affected us.

Split-Dollar Life Insurance Agreements

The George Zimmer 1988 Living Trust and the Zimmer Children’s 2010 Remainder Trust are presently the owners, respectively, of 2,133,745 shares and 68,259 shares of our Common Stock. We have been advised that in the event of the death of George Zimmer, absent other sources of cash, his estate may be required to publicly sell all or a substantial portion of such shares to satisfy estate tax obligations. The public sale of such number of shares may destabilize the market for our publicly traded stock. In November 1994, shortly after the Company went public and when George Zimmer owned approximately 31% of our outstanding Common Stock, we entered into an agreement (commonly known as a split-dollar life insurance agreement) with him under the terms of which we made advances of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value, as amended, of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust assigned the policies to us as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts assigned the additional policies to us as collateral. The proceeds of these policies are intended to provide George Zimmer’s estate with enough liquidity to avoid destabilizing sales of our Common Stock.

In light of the provisions of the Sarbanes-Oxley Act of 2002 which prohibit us from making loans to our officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by the cash payable pursuant to such policies), we have ceased making premium payments as loans to George Zimmer. When, as a result of the limitations imposed by the Sarbanes Oxley Act of 2002, the Company could no longer provide to Mr. Zimmer the benefit of the traditional split dollar insurance arrangement, the Compensation Committee reviewed his overall compensation program and decided to pay him an amount in cash to pay the premiums on the insurance policies and also to pay him an additional amount to cover the taxes due on such payment and the additional payment. Because the Compensation Committee considers these payments as part of George Zimmer’s base compensation and the payments are made directly to him without any requirement that they be used to pay premiums on the insurance, we have included the payments as part of his base salary in the Summary Compensation Table. Starting in fiscal 2009, the Compensation Committee set Mr. Zimmer’s base compensation without identifying a specific amount determined by the premiums on the insurance policies or taxes due in respect of additional payments with respect to the premiums.

In June 2006, we entered into an additional split-dollar life insurance agreement with George Zimmer pursuant to which we granted to Mr. Zimmer the right to select the settlement option for payment of the death benefits and the beneficiaries to receive certain of the proceeds to be paid upon his death under a $4,000,000 policy which we maintain on his life. We will continue to pay the premiums due on this policy, a portion of which is additional compensation to Mr. Zimmer. We are the sole owner of the policy and at the time of George Zimmer’s death we have the right to receive a portion of the death benefit equal to the greater of the total amount of the premiums paid under the policy or the cash value of the policy (excluding certain charges and reductions, including but not limited to indebtedness outstanding against such policy and interest related thereto). The balance of the death benefit, if any, will be provided to the beneficiaries named by George Zimmer.

On September 1, 2010, the Company assigned its rights to receive an aggregate of $2.6 million of the proceeds from the life insurance policies on the life of Mr. Zimmer to Mr. Zimmer and a trust for the benefit of Mr. Zimmer in exchange for a cash payment of $2.6 million from Mr. Zimmer.

Employee Equity Incentive Plans

We maintain The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (the “1996 Plan”) and the 2004 Plan (collectively, the “Plans”) for the benefit of our full-time key employees. Under the 1996 Plan, awards covering up to 2,775,000 shares of our Common Stock may be granted; however, no shares of our Common Stock remain available for grants of future awards under the 1996 Plan. Under the 2004 Plan, awards covering up to 2,110,059, or 4,610,059 if the amendment to the 2004 Plan is approved by shareholders at the Annual Meeting, shares of our Common Stock may be granted.

The Plans are administered by the Compensation Committee. The individuals eligible to participate in the Plans are such of our full-time key employees, including officers and employee directors, as the committee may determine from time to time. However, George Zimmer and James Zimmer are not eligible to participate in the 1996 Plan.

Under the Plans, the Compensation Committee may grant options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, deferred stock units, performance stock awards, performance units, cash-based awards, and other stock-based awards. The purchase price of shares subject to an option granted under the Plans is determined by the Compensation Committee and may not be less than 100% of the fair market value of the shares of our Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Compensation Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of our Common Stock on the date of grant and (ii) the exercisable period may not exceed five years from the date of grant. Stock appreciation rights (freestanding or tandem), restricted stock, deferred stock units, performance stock awards, performance units, other stock-based awards and cash-based awards may be granted under the Plans in such number and upon such terms and conditions as determined by the Compensation Committee.

Generally, awards granted under the Plans are not transferable by the holder other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminates his or her employment with us for any reason other than the death, disability or the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death, disability or retirement of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder, or his or her heirs, as the case may be, generally may exercise the option in respect of the number of shares that were vested on the date of severance because of death, disability or retirement. The Compensation Committee shall determine the extent to which a holder shall have the right to receive or exercise such award following termination of the holder’s employment with us.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants made during the fiscal year ended January 29, 2011 to each of the Named Executive Officers under any of the Plans:

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
		Under Non-Equity			Under Equity			of Shares	of Securities	Price of	Stock and
	Grant	Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	(1)	($)	($)	($)(2)	($)	($)	($)	(#)(3)	(#)	($/Sh)	($)(4)

George Zimmer	4/7/2010	—	—	200,000	—	—	—	—	—	—	—
Neill P. Davis	4/7/2010	—	—	300,000	—	—	—	—	—	—	—
	4/7/2010	—	—	—	—	—	—	10,000	—	—	241,800
Douglas S. Ewert	4/7/2010	—	—	350,000	—	—	—	—	—	—	—
	4/7/2010	—	—	—	—	—	—	12,500	—	—	302,250
Carole Souvenir	4/7/2010	—	—	150,000	—	—	—	—	—	—	—
	4/7/2010	—	—	—	—	—	—	4,000	—	—	96,720
Charles Bresler, Ph.D.	4/7/2010	—	—	200,000	—	—	—	—	—	—	—

(1)	Represents the date when the Compensation Committee approved the targets for the executive officers’ annual cash incentive bonus program or equity grant.

(2)	Relates to our ongoing bonus program in which executive officers participate annually. The criteria for determining the amount of each Named Executive Officer’s bonus is based on: (i) the Company attaining sales goals, (ii) the Company attaining net income goals, and (iii) the officer attaining personal goals. Each of the first two criteria is quantitative, while the third criterion is subjective. Each criterion carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three criteria — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular criterion is met and receives the entire one-third payout if the “excellent” threshold is achieved. As an example, Mr. Zimmer’s maximum target bonus is $200,000, and if he achieved the good level of only one of the criteria he would receive $33,333 which would be the lowest bonus level and if he achieved the good level of all the criteria he would receive $100,000 which would be one half of the maximum bonus level. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the Named Executive Officers other than himself. Threshold levels for “good” financial criteria are based on minimum performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year and are generally considered to be obtainable that year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold and, in recent years, these thresholds usually have not been achieved. For actual amounts paid to the Named Executive Officers pursuant to these grants under the bonus program, see the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(3)	Represents deferred stock units granted to these individuals on April 7, 2010. Each grant vests on April 13, 2011.

(4)	Represents grant date fair value of each of the respective deferred stock unit grants.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised vested options and option, stock and equity incentive plan awards outstanding and not yet vested as of the end of the fiscal year ended January 29, 2011 for each of the Named Executive Officers:

	Option Awards							Stock Awards
					Equity Incentive							Equity Incentive
					Plan Awards:						Equity Incentive	Plan Awards:
	Number of		Number of		Number of			Number		Market Value	Plan Awards:	Market or
	Securities		Securities		Securities			of Shares		of Shares	Number of	Payout Value of
	Underlying		Underlying		Underlying			or Units		or Units	Unearned Shares,	Unearned Shares,
	Unexercised		Unexercised		Unexercised	Option		of Stock		of Stock	Units or Other	Units or Other
	Options		Options		Unearned	Exercise	Option	That Have		That Have	Rights That Have	Rights That Have
	Exercisable		Unexercisable		Options	Price	Expiration	Not Vested		Not Vested	Not Vested	Not Vested
Name	(#)		(#)		(#)	($)	Date	(#)		($)(1)	(#)	($)

George Zimmer	—		—		—	—	—	—		—	—	—
Neill P. Davis	17,504	(2)	—		—	14.24	2/11/2012	—		—	—	—
	7,500	(3)	—		—	7.97	2/26/2013	—		—	—	—
	22,500	(4)	37,500	(5)	—	15.88	2/13/2014			—	—	—
	—		—		—	—	—	15,000	(6)	389,550	—	—
	—		—		—	—	—	10,000	(7)	259,700	—	—
Douglas S. Ewert	18,000	(8)	18,000	(9)	—	15.88	2/13/2014	—		—	—	—
	30,000	(10)	70,000	(11)	—	41.33	11/16/2017	—		—	—	—
	21,997	(12)	77,003	(13)	—	22.72	3/28/2018	—		—	—	—
	—		—		—	—	—	15,000	(14)	389,550	—	—
	—		—		—	—	—	12,500	(15)	324,625	—	—
Carole Souvenir	5,250	(16)	—		—	14.83	1/12/2014	—		—	—	—
	10,000	(17)	15,000	(18)	—	22.72	3/28/2018	—		—	—	—
	—		—		—	—	—	4,000	(19)	103,880	—	—
Charles Bresler, Ph.D.	30,000	(20)	30,000	(21)	—	14.24	2/11/2012	—		—	—	—
	—		—		—	—	—	15,000	(14)	389,550	—	—

(1)	Based on the closing price of $25.97 per share for our Common Stock on the New York Stock Exchange on January 28, 2011, which was the last trading day of our fiscal year.

(2)	The award vested on January 27, 2009, 2010 and 2011.

(3)	The award vested on February 26, 2010.

(4)	The award vested on February 13, 2008, 2009 and 2010.

(5)	The award vests as follows: 15,000 options on February 13, 2011 and 22,500 options on February 13, 2012.

(6)	The award vests as follows: 5,000 units annually on each of April 13, 2011, 2012 and 2013.

(7)	The award vests on April 13, 2011.

(8)	The award vested on February 13, 2009 and 2010.

(9)	The award vests as follows: 9,000 options annually on each of February 13, 2011 and 2012.

(10)	The award vested on November 16, 2008, 2009 and 2010.

(11)	The award vests as follows: 10,000 options annually on each of November 16, 2011, 2012, 2013, 2014, 2015, 2016, and 10,000 options on October 16, 2017.

(12)	The award vested on March 28, 2009 and 2010.

(13)	The award vests as follows: 10,999 options annually on March 28, 2011, 2012, 2013, 2014, 2015 and 2016 and 11,009 options on March 28, 2017.

(14)	The award vests as follows: 7,500 units annually on each of April 13, 2011 and 2012.

(15)	The award vests on April 13, 2011.

(16)	The award vested on January 12, 2006 and 2007.

(17)	The award vested on March 28, 2009 and 2010.

(18)	The award vests as follows: 5,000 units annually on each of March 28, 2011, 2012 and 2013.

(19)	The award vests on April 13, 2011.

(20)	The award vested on January 27, 2011.

(21)	The award vests on July 27, 2011.

Option Exercises and Stock Vested Table

The following table summarizes certain information regarding the exercise of options and the vesting of stock during the fiscal year ended January 29, 2011 for each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

George Zimmer	—	—	—	—
Neill P. Davis	—	—	5,000	126,650
Douglas S. Ewert	1,500	9,567	20,000	494,800
Carole Souvenir	—	—	3,600	91,188
Charles Bresler, Ph.D.	30,000	321,426	7,500	189,975

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

Change in Control Agreements

Effective as of May 15, 2009 (the “Effective Date”), we entered into Change in Control agreements with our executive officers, including the Named Executive Officers, which entitle the executives to receive certain benefits in the event that a Change in Control occurs and the executive’s employment with the Company is terminated after the occurrence of that Change in Control. The agreements terminate on the first to occur of (a) the executive’s death or disability, (b) the termination of the executive’s employment with the Company or (c) the end of the last day of (i) the two-year period beginning on the Effective Date (or any period for which the term shall have been automatically extended) if no Change in Control shall have occurred during that two-year period or (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the applicable two-year period; provided, however, that, if the agreement has not terminated due to the executive’s death or disability and we have not given the executive notice at least 90 days before any applicable expiration date that the term will expire on such expiration date, then the term of the agreement shall be automatically extended for successive two-year periods.

The Change in Control agreements do not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of our affiliates. Amounts which are vested benefits or which the executive is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any contract or agreement with, the Company or any of our affiliates at or subsequent to the date of termination of the executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by the executive’s Change in Control agreement.

Pursuant to the agreements, a “Change in Control” occurs when:

•	the individuals who (i) are members of the Board of Directors on the Effective Date or (ii) who become members of the Board of Directors after the Effective Date, whose appointment or election by the Board of Directors or nomination for election by our shareholders is approved or recommended by a vote of at least two-thirds of the then serving incumbent directors and whose initial assumption of service on the Board of

Directors is not in connection with an actual or threatened election contest (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors;

•	a merger, consolidation or similar transaction (a “merger”) of the Company with another entity is consummated, unless:

•	the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of either the surviving entity or the parent of the surviving entity outstanding immediately after such merger; and

•	the individuals who comprise the Board of Directors immediately prior to such merger constitute a majority of the board of directors or other governing body of either the surviving entity or the parent of the surviving entity;

•	a merger of a wholly-owned subsidiary with another entity (other than an entity in which we own, directly or indirectly, a majority of the voting and equity interest) is consummated if the gross revenues of such wholly-owned subsidiary (including the entities wholly-owned directly or indirectly by such wholly-owned subsidiary) for the twelve-month period immediately preceding the month in which the merger occurs equal or exceed 30 percent of our consolidated gross revenues reported by us on our consolidated financial statements for such period;

•	any person, other than a Specified Owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of our securities representing 30 percent or more of the combined voting power of our then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated (an “Asset Sale”), unless:

•	the individuals and entities who were the beneficial owners of our voting securities immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of the entity that acquires such assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of our voting securities immediately prior to such Asset Sale; and

•	the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such Asset Sale or its parent; or

•	our shareholders approve a plan of complete liquidation or dissolution of the Company.

In addition, if following the commencement of any discussion with a third person (other than discussions with an investment banker, attorney, accountant or other advisor engaged by us) that ultimately results in a Change in Control, the executive’s (i) employment with the Company is terminated, (ii) duties are materially changed or the executive’s status and position with the Company is materially diminished, (iii) annual base salary is reduced, or (iv) annual bonus potential is reduced to an amount less than such executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”), then for all purposes of the agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.

If a Change in Control occurs and an executive’s employment by the Company is terminated, the executive shall be entitled to the following benefits:

•	If the executive’s employment by the Company is:

•	terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),

•	automatically terminated as a result of the executive’s death, or

•	automatically terminated as a result of the executive’s disability (as defined in the Change in Control agreements),

then we shall pay to the executive, or the executive’s estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive’s continued service through his termination date.

•	If the executive’s employment by the Company is terminated by us otherwise than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then we shall pay to the executive those amounts earned or benefits accumulated due to the executive’s continued service through his termination date as well as:

•	a lump sum equal to two times the sum of (1) the amount (including any deferred portion thereof) of the base salary for the fiscal year in which the executive’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive’s maximum potential annual performance bonus for the fiscal year in which the executive’s termination date occurs or the immediately preceding fiscal year, whichever is higher, and

•	a lump sum equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by us and the portion paid by the executive) applicable to the executive’s basic life insurance coverage on his termination date and (2) 24 (provided that if a conversion option is applicable under our group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by us).

In addition, we at our sole expense shall take the following actions: (1) throughout the period beginning on the termination date and ending on the first to occur of the second anniversary of the termination date, or the date on which the executive becomes employed on a full-time basis by another person (the “Coverage Period”), we shall maintain in effect, and not materially reduce the benefits provided by our group health plan in which the executive was a participant immediately before the termination date; and (2) we shall arrange for the executive’s uninterrupted participation throughout the coverage period in our group health plan in which the executive was a participant immediately before the termination date; provided that if the executive’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, we (at our sole expense) shall provide the executive with substantially the same benefits that were provided to the executive by that plan immediately before the termination date.

Assuming that a Change in Control occurred during fiscal 2010 and each of the executives were terminated under the above-described circumstances effective as of January 29, 2011, the Named Executive Officers would be entitled to receive the following:

	2x Base &	Insurance	Health
	Bonus	Premiums	Coverage	Total
Name	($)	($)	($)	($)(1)

George Zimmer	2,264,000	4,493	20,486	2,288,979
Neill P. Davis	1,400,000	4,493	20,486	1,424,979
Douglas S. Ewert	1,700,000	4,493	18,464	1,722,957
Carole Souvenir	820,000	4,333	6,943	831,276
Charles Bresler, Ph.D.	1,150,000	4,493	16,242	1,170,735

(1)	Does not include amounts earned or benefits accumulated due to continued service through January 29, 2011.

Each payment required to be made to an executive pursuant to the foregoing shall be made by check drawn on an account of the Company or the successor and shall be paid generally within 30 days after the date of termination; provided, however, that certain of the payments to be made to the executives under the Change in Control agreements may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code. In the event that it is determined that any payment, benefit or distribution by us or our affiliates to or for the benefit of the executive (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of his Change in Control agreement or otherwise) would be nondeductible by us or any of our affiliates for federal income tax purposes because of section 280G of the Internal Revenue Code then the aggregate present value of amounts payable or distributable to or for the benefit of the executive pursuant to his Change in Control agreement shall be reduced to an amount expressed in present value which maximizes the aggregate present value of agreement payments without causing any payment to be nondeductible by us or any of our affiliates because of section 280G of the Internal Revenue Code.

Pursuant to the terms of the Change in Control agreements, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:

•	gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

•	intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse affect on the Company; or

•	an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

No act, or failure to act, on the part of the executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” under the agreement unless and until there shall have been delivered to the executive a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding the executive from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose, finding that, in the good faith opinion of the Board of Directors, the executive had committed an act set forth above and specifying the particulars thereof in detail.

Further, as defined in the Change in Control agreements, an “Event of Termination for Good Reason” shall occur if, on or after a Change in Control, the Company or the successor:

•	assigns to the executive any duties inconsistent with the executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the Change in Control or otherwise makes any change in any such position, authority, duties or responsibilities;

•	removes the executive from, or fails to re-elect or appoint the executive to, any duties or position with the Company that were assigned or held by the executive immediately before the occurrence of the Change in Control, except that a nominal change in the executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;

•	takes any other action that results in a material diminution in the executive’s position, authority, duties or responsibilities or otherwise takes any action that materially interferes therewith;

•	reduces the executive’s annual base salary as in effect immediately before the occurrence of the Change in Control or as the executive’s annual base salary may be increased from time to time after that occurrence;

•	reduces the executive’s maximum annual bonus potential to an amount less than the executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”) or revises the bonus plan in any manner that materially adversely affects the executive’s ability to achieve the maximum annual bonus potential;

•	requires the executive:

•	to be based at any office or location more than thirty-five (35) miles from the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control, or

•	to travel on Company business to a materially greater extent than required immediately prior to the Change in Control;

•	requires the executive to perform a majority of his duties outside the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

•	fails to:

•	continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to as the “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, restricted stock, deferred stock unit, employee stock ownership or similar policy, plan, program or arrangement of the Company, in which the executive was a participant immediately before the occurrence of the Change in Control unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or

•	continue the executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the executive’s participation relative to other executives of the Company, as existed immediately before the occurrence of the Change in Control;

•	fails to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our other executive benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the executive was a participant immediately before the occurrence of the Change in Control;

•	takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the executive by the Company immediately before the occurrence of the Change in Control or deprive the executive of any material fringe benefit enjoyed by the executive immediately before the occurrence of the Change in Control;

•	fails to provide the executive with the number of paid vacation days to which the executive was entitled in accordance with our vacation policy in effect immediately before the occurrence of the Change in Control;

•	fails to continue to provide the executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are (i) both commensurate with the executive’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to our other executives having comparable responsibility to the executive, or (ii) physically located at the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control;

•	fails to honor any provision of any employment agreement the executive has or may in the future have with the Company or fail to honor any provision of the Change in Control agreement;

•	gives effective notice of an election to terminate at the end of the term or the extended term of any employment agreement the executive has or may in the future have with the Company or the successor in accordance with the terms of any such agreement; or

•	purports to terminate the executive’s employment by the Company unless proper notice of that termination shall have been given to the executive.

In addition, pursuant to the terms of the Change in Control agreements, immediately upon the occurrence of a Change in Control, all options to acquire our voting securities held by an executive shall become fully exercisable and all restrictions on our restricted voting securities granted to an executive prior to a Change in Control shall be removed and the securities shall be freely transferable. In addition, the award agreements between the Named Executive Officers and the Company related to the awards of deferred stock units provide that such units shall immediately vest upon a Change in Control. If a Change in Control occurred on January 29, 2011, the following awards would have vested for each of the Named Executive Officers which, based on the closing sales price of our Common Stock on January 28, 2011 (the last trading day of the fiscal year ended January 29, 2011), would have resulted in the indicated realized value to the Named Executive Officers:

			Restricted Stock and Deferred
	Option Awards		Stock Unit Awards
			Number of
	Number of	Value	Shares or	Value	Total Value
	Shares	Realized	Units	Realized	Realized
Name	(#)	($)	(#)	($)	($)

George Zimmer	—	—	—	—	—
Neill P. Davis	37,500	378,375	25,000	649,250	1,027,625
Douglas S. Ewert	165,003	431,880	27,500	714,175	1,146,055
Carole Souvenir	15,000	48,750	4,000	103,880	152,630
Charles Bresler, Ph.D.	30,000	351,900	15,000	389,550	741,450

Finally, the Change in Control agreements provide that in the event that (i) prior to a Change in Control, our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under his Change in Control agreement or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the executive executed the Change in Control agreement will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,

•	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing our trade secrets, or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us to which the executive is a party.

DIRECTOR COMPENSATION

Our employee directors do not receive fees for attending meetings of the Board of Directors. Generally, each of our non-employee directors receives an annual retainer of $100,000. In addition, the Lead Director receives an annual retainer of $50,000, members of the Audit Committee receive an annual retainer of $10,000, or $20,000 for the Chairman of the Audit Committee, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual retainer of $10,000. Further, each person who is a non-employee director on the last day of each fiscal quarter receives a grant of a number of deferred stock units equal to $25,000 divided by the closing price of our Common Stock on the last trading day of such fiscal quarter. In addition, upon his or her appointment, any new director will receive a grant of restricted stock or deferred stock units, at the discretion of the Board of Directors, equal to $100,000 divided by the closing price of our Common

Stock as reported on the New York Stock Exchange on the date such director is appointed or elected to the Board of Directors. All such awards shall be subject to the terms of the 2004 Plan. All restrictions on the restricted stock lapse, and all deferred stock unit awards shall vest, one year after the date of grant or, if earlier, upon the occurrence of a change in control of the Company (as defined in the award agreements to be entered into between us and the directors under the 2004 Plan, the form of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on January 28, 2009).

The following table summarizes compensation paid to each non-employee director during the fiscal year ended January 29, 2011:

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
Name	or Paid	Awards	Awards	Compensation	Compensation	Compensation
(1)	in Cash ($)	($)(2)	($)	($)	Earnings	($)(3)	Total ($)

Rinaldo S. Brutoco	110,000	100,018	—	—	—	2,396	212,414
Deepak Chopra, M.D.	100,000	100,018	—	—	—	2,396	202,414
Larry R. Katzen	110,000	100,018	—	—	—	2,396	212,414
Michael L. Ray, Ph.D.	110,000	100,018	—	—	—	2,396	212,414
William B. Sechrest	170,000	100,018	—	—	—	2,396	272,414
Sheldon I. Stein	110,000	100,018	—	—	—	2,396	212,414
Grace Nichols(4)	—	100,010	—	—	—	—	100,010

(1)	David Edwab, who is an executive officer of the Company, but not a Named Executive Officer, has been omitted from the table as he does not receive any additional compensation for services provided as a director. Please see below for a discussion of certain agreements he has with the Company.

(2)	Represents aggregate grant date fair value of awards computed in accordance with FASB ASC topic 718.

(3)	Represents amount of dividend paid to the director on unvested restricted stock shares.

(4)	Ms. Nichols was appointed to the Board of Directors effective as of January 30, 2011.

Agreements with Mr. Edwab

Split-Dollar Life Insurance Agreements

We have entered into split-dollar life insurance agreements with Mr. Edwab under the terms of which we made advances of the premiums on $3,000,000 in life insurance policies owned by a trust established by Mr. Edwab and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of us). To secure the repayment of the premiums, the Trust has assigned the policies to us as collateral.

In light of the provisions of the Sarbanes-Oxley Act of 2002 which prohibit us from making loans to our officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by the cash payable pursuant to such policies), we have ceased making premium payments as loans to Mr. Edwab.

Employment Agreement

On November 5, 2010, we entered into a Fourth Amended and Restated Employment Agreement with David H. Edwab, Vice Chairman of the Company, for a term extending through February 5, 2013, which will be automatically extended for successive one year terms unless the requisite prior written notice is provided by Mr. Edwab or the Company; provided, however, that in any event his employment agreement will terminate on February 5, 2016. Under Mr. Edwab’s employment agreement we agreed, among other things, to:

•	pay Mr. Edwab an annual salary of $300,000 through our 2010 fiscal year end and $395,000 per year thereafter; and

•	provide disability and medical insurance coverage and certain other benefits provided to other employees, excluding, however, (i) our annual cash bonus program for executive officers and (ii) grants and awards under our key employee equity incentive plans, awards under which, if any, shall be wholly at our discretion.

We may terminate Mr. Edwab’s employment under his employment agreement for “cause”, in which event we will pay all amounts owed to Mr. Edwab under his employment agreement through the date of termination, which will satisfy all of our obligations under his employment agreement. Under Mr. Edwab’s employment agreement, “cause” is limited to Mr. Edwab’s

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities after 30 days written notice and an opportunity to cure;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Edwab’s employment without “cause” or Mr. Edwab terminates his employment for “good reason” (defined below) or if we notify Mr. Edwab that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then:

•	we will be required to pay Mr. Edwab:

•	all amounts owed through the date of termination,

•	an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination and

•	an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided we are still making employer contributions to any such plan on the date of termination),

•	Mr. Edwab will continue to receive:

•	his annual salary to which he is entitled under his employment agreement until the earlier of February 6, 2016 or two years following the date of termination and

•	weekly installment payments equal of $1,250 beginning on the earlier of February 6, 2016 or two years following the date of termination and ending when Mr. Edwab reaches age 65, at which time our interest in the insurance policies referred to and covered by the split-dollar life insurance agreements between the Company and Mr. Edwab described above (the “Split Dollar Policies”) will be assigned to Mr. Edwab, and

•	until Mr. Edwab reaches age 65, we will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits.

Under Mr. Edwab’s employment agreement, “good reason” means

•	removal, without Mr. Edwab’s written consent, from the office of Vice Chairman of the Board or a material reduction in his authority or responsibilities (other than a removal for “cause”) or

•	we otherwise commit a material breach of the employment agreement.

If Mr. Edwab’s employment is terminated as a result of his death, then we will be required to:

•	pay to Mr. Edwab’s estate all amounts owed to Mr. Edwab through the date of termination and an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of Mr. Edwab’s death (provided we are still making employer contributions to any such plan on the date of his death), and

•	arrange to provide Mr. Edwab’s dependents medical insurance benefits until the date on which Mr. Edwab would have turned 65.

If Mr. Edwab’s employment is terminated because of his permanent disability, then:

•	we will be required to pay Mr. Edwab:

•	all amounts owed through the date of termination,

•	an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination and

•	an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided we are still making employer contributions to any such plan on the date of termination),

•	Mr. Edwab will continue to receive his annual salary to which he is entitled under his employment agreement until the earlier of February 6, 2016 or two years following the date of termination,

•	until Mr. Edwab reaches age 65, we will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits, and

•	we will assign our interest in the Split Dollar Policies to Mr. Edwab.

If Mr. Edwab’s employment agreement is not terminated before February 6, 2016, then thereafter and until Mr. Edwab reaches age 65, we will arrange to provide Mr. Edwab and his dependents medical insurance benefits, make weekly cash installment payments of $1,250 to Mr. Edwab, and when Mr. Edwab reaches age 65, we will assign our interest in the Split Dollar Policies to Mr. Edwab.

If Mr. Edwab voluntarily terminates his employment at any time after February 6, 2013 and before February 6, 2016, we will assign our interest in the Split Dollar Policies to Mr. Edwab.

Certain of the payments to be made to Mr. Edwab under his employment agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code.

Under his employment agreement, Mr. Edwab has agreed not to compete with us during the term thereof and for a period of one year thereafter. However, Mr. Edwab may render services for compensation and engage in other business activities; provided, that (i) rendering such services or engaging in such activities does not violate the non-competition provisions of his employment agreement and (ii) Mr. Edwab must continue to devote more of his working time to us than to any other single business or group of related businesses.

Pursuant to the terms of his employment agreement, we agreed to grant to Mr. Edwab, on February 5, 2011, 96,800 restricted shares of our Common Stock under the 1996 Plan, which will vest with respect to 19,360 shares initially covered thereby on February 5th of each year from 2012 through 2016. In the event of termination of Mr. Edwab’s employment, other than for cause or by reason of voluntary termination, a portion of the unvested shares of restricted stock will immediately vest. In addition, in the event of termination of Mr. Edwab’s employment for cause or by reason of voluntary termination, all unvested shares of such restricted stock will immediately terminate.

Change in Control Agreement

As discussed above, we have entered into Change in Control agreements with our executive officers, including Mr. Edwab, which entitle our executives to receive certain benefits in the event that a Change in Control occurs and the executive’s employment with the Company is terminated after the occurrence of that Change in Control. Please see “Executive Compensation — Potential Payments upon Termination or Change in Control — Change in Control Agreements” for information with respect to the terms of these agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On November 8, 2010, we entered into a License Agreement with George Zimmer, Chairman and Chief Executive Officer of, and spokesperson for, the Company. Pursuant to the terms of the License Agreement, we have the right to use George Zimmer’s likeness, which is a registered trademark, in connection with our advertising and marketing for so long as Mr. Zimmer is an employee of the Company for an annual license fee of $10,000. If Mr. Zimmer ceases to be an employee of the Company for any reason, then we would be required to pay Mr. Zimmer or his estate $250,000 per year for four years for the continued license. Thereafter, we will have the option to continue the license on an annual basis for $250,000 a year. There were no payments made by the Company to Mr. Zimmer pursuant to the license agreement during the fiscal year ended January 29, 2011.

James E. Zimmer, George Zimmer’s brother, is and has been the Senior Vice President — Merchandising of the Company since 1975 and is compensated in line with other similarly situated employees of the Company, except that generally he has not received awards under our equity plans. James Zimmer’s base salary and bonus equaled $404,733 for the fiscal year ended January 29, 2011.

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $50,000. The Compensation Committee is responsible for reviewing, approving and ratifying any related person transaction. The Compensation Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

We seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders. While the amounts may be different, each of the components of the compensation package for our executive officers is generally the same, and is applied using similar methodology, as that applied to all levels of exempt employees. Executive officers generally receive the same benefits as other employees and, in line with this philosophy, executive officers, generally, receive minimal perquisites. The Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. Our Named Executive Officers’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term equity incentive awards.

•	Base Salary: Level of responsibility and experience, Company performance, competitive market conditions, retention concerns and individual performance are all factored into the determination of base salary.

•	Annual Cash Incentive Awards: Sales targets and income targets are key metrics for our annual cash incentive awards as well as a qualitative assessment of the executive’s performance. These metrics provide for a balanced approach to measuring annual Company performance as well as individual performance of the executive. Each metric accounts for one third of the maximum possible payout and two different thresholds exist for each of the three metrics — good and excellent. Threshold levels for “good” financial metrics are based on performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold. The maximum annual bonus payout possible for the Named Executive Officers under our non-equity performance program varies by individual, with a highest possible payout of $350,000 for fiscal 2010. The good target was achieved for sales and net income. In general, good level bonuses were paid for the non-financial metric based on individual contributions to the Company’s favorable financial results in a difficult economic environment.

•	Equity Awards: The number of shares granted under equity awards to each executive is made on a discretionary, rather than formula, basis by taking into consideration the executive’s position, responsibilities, accomplishments, achievements and tenure with the Company as well as the vesting and value of previously granted equity awards. George Zimmer, who holds significant ownership interests in the Company, does not participate in any equity incentive award plan.

•	Perquisites: As discussed in more detail in Compensation Discussion and Analysis in this proxy statement, as a result of certain split dollar life insurance agreements between the Company and George Zimmer, he had imputed taxable income of $25,238 in 2010 and we paid him an additional $18,650 to offset the income tax owed as a result of such imputed income and such additional payment. In addition, George Zimmer is provided with the benefit of using our aircraft for personal air transportation from time to time. The Compensation Committee considers the benefit to Mr. Zimmer of his airplane use in approving Mr. Zimmer’s total compensation package. The Company does not reimburse Mr. Zimmer for taxes he owes on imputed income resulting from use of the aircraft.

We encourage you to read our Compensation Discussion and Analysis for a more detailed discussion and analysis of our executive compensation program, including information about the fiscal 2010 compensation of the Named Executive Officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, taken as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results.

The Company recognizes that the shareholders may have different views as to the best approach for the Company. We look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation; however, we note that this vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation, but the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options as to the preferred frequency of the advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement (i.e., holding the vote every one, two or three years, or abstaining).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “3 YEARS” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories were:

	Fiscal Year
	2010	2009

Audit Fees(1)	$1,099,200	$877,000
Audit Related Fees(2)	465,800	122,000
Tax Fees(3)	861,900	158,400
All Other Fees(4)	2,300	22,000

	$2,429,200	$1,179,400

(1)	Audit fees consist of audit work performed in connection with the annual financial statements, assessment of our internal control over financial reporting, the reviews of unaudited quarterly financial statements as well as work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the Securities and Exchange Commission.

(2)	Audit related services represent fees for audits of our employee benefit plans, our marketing agreement with David’s Bridal, Inc. and in 2010 due diligence services for our acquisitions completed in August 2010.

(3)	Tax services include fees for a variety of federal, state and international tax consulting projects, tax compliance services and in 2010 tax planning strategies related to our acquisitions completed in August 2010.

(4)	Fees for other services consist of fees for accounting research tools and fees associated with potential acquisitions by the Company.

The Audit Committee has considered whether non-audit services provided by D&T to us are compatible with maintaining D&T’s independence.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent registered public accounting firm to us or any of our subsidiaries. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Sechrest. There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2010.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T has served as our independent registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 1992. At present, the Audit Committee intends to continue the appointment of D&T as our independent registered public accounting firm for the fiscal year ending January 28, 2012. In determining to appoint D&T, the Audit Committee carefully considers D&T’s past performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the selection of D&T as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2012 must be received by us at our principal executive offices, 6380 Rogerdale Road, Houston, Texas 77072-1624, attention: Investor Relations, or via facsimile at (281) 776-7060, no later than January 5, 2012, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The Company’s Fourth Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to the Secretary of the Company at our principal executive offices (6380 Rogerdale Road, Houston, Texas 77072-1624), no later than the close of business on the 90th day (which for the 2012 meeting would be March 17, 2012) nor earlier than the 120th day (which for the 2012 meeting would be February 15, 2012) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days (which for the 2012 meeting would be August 14, 2012) after the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first disclosed to the public by us. In the event that the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the immediately preceding annual meeting, a shareholder’s required notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

To be in proper form, a shareholder’s notice must set forth the following items:

•	If the shareholder proposes to nominate a person for election as a director, the notice must set forth:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

•	a completed and signed questionnaire, representation and agreement as required by our Fourth Amended and Restated Bylaws.

•	If the shareholder proposes to bring any other matter before the Annual Meeting, the notice must set forth:

•	a brief description of the business desired to be brought before the Annual Meeting,

•	the reasons for conducting such business at the Annual Meeting,

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment),

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and

•	a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

•	In either case, the notice must also set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address, as they appear on the Company’s books, of such shareholder proposing such proposal, and of such beneficial owner, if any,

•	(1) the class or series and number of shares of the Company which are directly or indirectly owned beneficially or of record by such shareholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the shareholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 2.05 of our Fourth Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3), as of the date of such notice and including, without limitation, any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household,

•	any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder,

•	a representation that the shareholder is a holder of record of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

•	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

We may also require any proposed nominee for director to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Company, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

OTHER MATTERS

Our management knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies by telephone, telegram or personal interview.

Appendix A

THE MEN’S WEARHOUSE, INC.

2004 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 1, 2008),

AS AMENDED BY AMENDMENT NO. 1 THERETO

Section

ARTICLE I — ESTABLISHMENT, PURPOSE AND DURATION
Establishment	1.1
Purpose of the Plan	1.2
Duration of Authority to Make Grants Under the Plan	1.3
ARTICLE II — DEFINITIONS
Affiliate	2.1
Award	2.2
Award Agreement	2.3
Board	2.4
Cash-Based Award	2.5
Code	2.6
Committee	2.7
Company	2.8
Corporate Change	2.9
Covered Employee	2.10
Deferred Stock Unit	2.11
Deferred Stock Unit Award	2.12
Director	2.13
Disability	2.14
Dividend Equivalent	2.15
Effective Date	2.16
Employee	2.17
Exchange Act	2.18
Fair Market Value	2.19
Fiscal Year	2.20
Freestanding SAR	2.21
Holder	2.22
Incentive Stock Option or ISO	2.23
Mature Shares	2.24
Minimum Statutory Tax Withholding Obligation	2.25
Nonqualified Stock Option or NQSO	2.26
Option	2.27
Optionee	2.28
Option Price	2.29
Option Agreement	2.30
Other Stock-Based Award	2.31
Parent Corporation	2.32
Performance-Based Award	2.33
Performance-Based Compensation	2.34
Performance Goals	2.35
Performance Period	2.36
Performance Stock Award	2.37
Performance Unit Award	2.38
Period of Restriction	2.39
Plan	2.40
Restricted Stock	2.41
Restricted Stock Award	2.42

i

Section

Retirement	2.43
Section 409A	2.44
Stock Appreciation Right or SAR	2.45
Stock	2.46
Subsidiary Corporation	2.47
Substantial Risk of Forfeiture	2.48
Tandem SAR	2.49
Ten Percent Stockholder	2.50
Termination of Employment	2.51
Termination of Service	2.52
TMW Group	2.53
ARTICLE III — ELIGIBILITY AND PARTICIPATION
Eligibility	3.1
Participation	3.2
ARTICLE IV — GENERAL PROVISIONS RELATING TO AWARDS
Authority to Grant Awards	4.1
Dedicated Shares; Maximum Awards	4.2
Shares That Count Against Limit	4.3
Non-Transferability	4.4
Requirements of Law	4.5
Changes in the Company’s Capital Structure	4.6
Election Under Section 83(b) of the Code	4.7
Forfeiture for Cause	4.8
Forfeiture Events	4.9
Award Agreements	4.10
Amendment of Award Agreements	4.11
Rights as Stockholder	4.12
Issuance of Shares of Stock	4.13
Restrictions on Stock Received	4.14
Compliance With Section 409A	4.15
Source of Shares Deliverable Under Awards	4.16
ARTICLE V — OPTIONS
Authority to Grant Options	5.1
Type of Options Available	5.2
Option Agreement	5.3
Option Price	5.4
Duration of Options	5.5
Amount Exercisable	5.6
Exercise of Options	5.7
Transferability of Options	5.8
Notification of Disqualifying Disposition	5.9
No Rights as Stockholder	5.10
$100,000 Limitation on Incentive Stock Options	5.11
ARTICLE VI — STOCK APPRECIATION RIGHTS
Authority to Grant Stock Appreciation Rights Awards	6.1
Type of Stock Appreciation Rights Available	6.2
General Terms	6.3

Section

Stock Appreciation Right Agreement	6.4
Term of Stock Appreciation Rights	6.5
Exercise of Freestanding SARs	6.6
Exercise of Tandem SARs	6.7
Payment of SAR Amount	6.8
Termination of Employment or Termination of Service	6.9
Nontransferability of SARs	6.10
No Rights as Stockholder	6.11
Restrictions on Stock Received	6.12
ARTICLE VII — RESTRICTED STOCK AWARDS
Restricted Stock Awards	7.1
Restricted Stock Award Agreement	7.2
Holder’s Rights as Stockholder	7.3
ARTICLE VIII — DEFERRED STOCK UNIT AWARDS
Authority to Grant Deferred Stock Unit Awards	8.1
Deferred Stock Unit Awards	8.2
Deferred Stock Unit Award Agreement	8.3
Dividend Equivalents	8.4
Form of Payment Under Deferred Stock Unit Award	8.5
Time of Payment Under Deferred Stock Unit Award	8.6
Holder’s Rights as Stockholder	8.7
ARTICLE IX — PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS
Authority to Grant Performance Stock and Performance Unit Awards	9.1
Time of Payment Under Performance Unit Award	9.2
Holder’s Rights as Stockholder With Respect to a Performance Stock Award	9.3
Increases Prohibited	9.4
Stockholder Approval	9.5
Dividend Equivalents	9.6
ARTICLE X — CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
Authority to Grant Cash-Based Awards	10.1
Authority to Grant Other Stock-Based Awards	10.2
Value of Cash-Based Awards and Other Stock-Based Awards	10.3
Payment of Cash-Based Awards and Other Stock-Based Awards	10.4
Termination of Employment or Service	10.5
Nontransferability	10.6
ARTICLE XI — SUBSTITUTION AWARDS
ARTICLE XII — ADMINISTRATION
Awards	12.1
Authority of the Committee	12.2
Decisions Binding	12.3
No Liability	12.4
ARTICLE XIII — AMENDMENT OR TERMINATION OF PLAN
Amendment, Modification, Suspension, and Termination	13.1
Awards Previously Granted	13.2
ARTICLE XIV — MISCELLANEOUS
Unfunded Plan/No Establishment of a Trust Fund	14.1
No Employment Obligation	14.2

Section

Tax Withholding	14.3
Written Agreement	14.4
Indemnification of the Committee	14.5
Gender and Number	14.6
Severability	14.7
Headings	14.8
Other Compensation Plans	14.9
Other Awards	14.10
Successors	14.11
Law Limitations/Governmental Approvals	14.12
Delivery of Title	14.13
Inability to Obtain Authority	14.14
Investment Representations	14.15
Persons Residing Outside of the United States	14.16
No Fractional Shares	14.17
Arbitration of Disputes	14.18
Governing Law	14.19

THE MEN’S WEARHOUSE, INC.
2004 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective April 1, 2008)

WITNESSETH:

WHEREAS, effective March 29, 2004, The Men’s Wearhouse, Inc. (the “Company”) adopted The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan (the “Plan”) for the benefit of key employees of the Company and affiliates of the Company;

WHEREAS, the Company desires to allow non-employee directors of the Company to receive awards under the Plan;

WHEREAS, the Company desires to restate the limitations set forth in the Plan on the number of shares of stock available for awards granted or paid in shares of stock to reflect the three-for-two stock split effected by the Company through the payment of a 50 percent stock dividend to shareholders of record as of May 31, 2005, and the Company desires to increase the aggregate number of shares of stock with respect to which awards may be granted under the Plan by 1,210,059 shares; and

WHEREAS, the Company desires to amend and restate the Plan on behalf of itself and on behalf of the other adopting entities;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety as follows, effective as of April 1, 2008, except insofar as an earlier effective date is expressly specified.

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment.  The Company has previously established the incentive compensation plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan”. The Plan permits the grant of Options (both Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. The Plan became effective on March 29, 2004, the date the Plan was approved by the Board, which date was within one year of the date the Plan was approved by the holders of at least a majority of the outstanding shares of voting stock of the Company at a meeting of the stockholders of the Company (the “Effective Date”), and shall remain in effect as provided in Section 1.3.

1.2 Purpose of the Plan.  The purpose of the Plan is to reward certain non-employee directors of the Company and certain corporate officers and other employees of the Company and its Affiliates (collectively, the “TMW Group”) by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the direction, management and growth of the TMW Group with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the TMW Group.

1.3 Duration of Authority to Make Grants Under the Plan.  The Plan shall continue indefinitely until it is terminated pursuant to Section 13.1. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

I-1

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan.

2.3 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4 “Board” means the board of directors of the Company.

2.5 “Cash-Based Award” means an Award granted to a Holder pursuant to Article X.

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

2.8 “Company” means The Men’s Wearhouse, Inc., a Texas corporation, or any successor (by reincorporation, merger or otherwise).

2.9 “Corporate Change” shall have the meaning ascribed to that term in Section 4.6(c).

2.10 “Covered Employee” means a Holder who is a “covered employee,” as defined in section 162(m) of the Code and the regulations promulgated thereunder, or any successor statute.

2.11 “Deferred Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.12 “Deferred Stock Unit Award” means an Award granted pursuant to Article VIII.

2.13 “Director” means a member of the Board who is not an Employee.

2.14 “Disability” means, effective for awards issued under the Plan that are earned and vested on or after January 1, 2005, as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.15 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.16 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.17 “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.18 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.19 “Fair Market Value” of the Stock as of any particular date means,

(a)  if the Stock is traded on a stock exchange,

(i) and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii) and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or

(b)	if the Stock is traded in the over-the-counter market,

(i) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value that complies with the requirements of Section 409A.

2.20 “Fiscal Year” means the Company’s fiscal year.

2.21 “Freestanding SAR” means a SAR that is granted pursuant to Article VI independently of any Option.

2.22 “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock (and/or cash in the case of a Stock Appreciation Right) under an Award.

2.23 “Incentive Stock Option” or “ISO” means an option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of the Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

2.24 “Mature Shares” means shares of Stock that the Holder has held for at least six months.

2.25 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is designated as a nonqualified stock option. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under the Plan and not an incentive stock option under the Code.

2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Article V.

2.28 “Optionee” means a person who is granted an Option under the Plan.

2.29 “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.30 “Option Agreement” means a written contract setting forth the terms and conditions of an Option.

2.31 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.32 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33 “Performance-Based Award” means a Performance Stock Award, a Performance Unit, or a Cash-Based Award granted to a Holder under which the fulfillment of performance goals determines the degree of payout or vesting.

2.34 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.35 “Performance Goals” means one or more of the criteria described in Article IX on which the performance goals applicable to an Award are based.

2.36 “Performance Period” means the period of time during which the performance goals applicable to a Performance-Based Award must be met.

2.37 “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.38 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.39 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.40 “Plan” means The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

2.41 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.42 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.43 “Retirement” means (a) in the case of an Employee, retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an Affiliate in which the Holder is a participant and (b) in the case of a Director, retirement from the Board in accordance with the Board’s then applicable retirement policy.

2.44 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.45 “Stock Appreciation Right” or “SAR” means any stock appreciation right granted pursuant to Article VI of the Plan.

2.46 “Stock” means the common stock of the Company, $.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.47 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.48 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.49 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI, the exercise of which shall require forfeiture of the right to purchase a share of the Stock under the related Option (and when a share of the Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.50 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.51 “Termination of Employment” means, in the case of an Award issued to an Employee other than an Incentive Stock Option, the termination of the Employee’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an Incentive Stock Option, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an Incentive Stock Option in a transaction to which section 424(a) of the Code applies.

2.52 “Termination of Service” means, in the case of an Award issued to a Director, the termination of the Director’s service on the Board.

2.53 “TMW Group” shall have the meaning ascribed to that term in Section 1.2.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.  The persons who are eligible to receive Awards under the Plan, other than Incentive Stock Options, are key Employees who have substantial responsibility for or involvement with the management and growth of one or more members of the TMW Group and Directors. However, only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan.

3.2 Participation.  Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

III-1

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards.  The Committee may grant Awards to those key Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

4.2 Dedicated Shares; Maximum Awards.  The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Nonqualified Stock Options may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Stock Appreciation Rights may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 2,305,030. The aggregate number of shares of Stock with respect to which Performance Stock Awards may be granted under the Plan is 2,305,030. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted to an Employee during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Nonqualified Stock Options may be granted to an Employee or Director during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Stock Appreciation Rights may be granted to an Employee or Director during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum amount with respect to which Deferred Stock Unit Awards may be granted to an Employee or Director during a Fiscal Year may not exceed in value the Fair Market Value of 225,000 shares of Stock determined as of the date of grant. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum number of shares of Stock with respect to which Performance Unit Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum number of shares of Stock with respect to which Other Stock-Based Awards may be granted to an Employee during a Fiscal Year is 225,000. The maximum aggregate amount with respect to which Cash-Based Awards may be awarded or credited to an Employee or Director during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. The maximum aggregate amount with respect to which Performance Unit Awards may be awarded or credited to an Employee or Director during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XI; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules.

4.3 Shares That Count Against Limit.

(a) If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of shares of Stock or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan.

(b) For Awards granted under the Plan before April 1, 2008, if shares of Stock are withheld from payment of the Award to satisfy tax obligations with respect to such Award, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. For Awards granted under the Plan on or after April 1, 2008, if shares of Stock are withheld from payment of the Award to satisfy tax obligations with respect to such Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(c) If a Stock Appreciation Right is exercised, only the number of shares of Stock actually issued shall be charged against the maximum number of shares of Stock that may be delivered pursuant to Awards under the Plan.

4.4 Non-Transferability.  Except as specified in the applicable Award Agreement or in a domestic relations court order, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.4 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.5 Requirements of Law.  The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.6 Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Section 4.11 prohibiting repricing) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.6, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.7 Election Under Section 83(b) of the Code.  No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.8 Forfeiture for Cause.  Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.

4.9 Forfeiture Events.  The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the TMW Group, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the TMW Group.

4.10 Award Agreements.  Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.11 Amendments of Award Agreements.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.6(c), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.12 Rights as Stockholder.  A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, a DSU or a Performance Unit Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.13 Issuance of Shares of Stock.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.14 Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.15 Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A. This Section 4.15 is effective for awards issued under the Plan that are earned and vested on or after January 1, 2005.

4.16 Source of Shares Deliverable Under Awards.  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

ARTICLE V

OPTIONS

5.1 Authority to Grant Options.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2 Type of Options Available.  Options granted under the Plan may be Incentive Stock Options intended to satisfy the requirements of section 422 of the Code or Nonqualified Stock Options that are not intended to satisfy the requirements of section 422 of the Code.

5.3 Option Agreement.  Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) whether the Option is intended to be an ISO or a NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions applicable to the Option, and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Option Agreement, to the extent the limitations of section 422 of the Code are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. Effective for Options granted under the Plan on or after January 1, 2005, an Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4 Option Price.  The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an Incentive Stock Option shall not be less than 110 percent (110%) of the Fair Market Value of the shares of Stock on the date the Incentive Stock Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5 Duration of Options.  An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in Section 5.5(a), or (ii) the period of time specified herein that follows the Optionee’s death, Disability, Retirement or other Termination of Employment or Termination of Service. Unless the Optionee’s applicable Option Agreement specifies otherwise, an Option shall not continue to vest after the Optionee’s Termination of Employment or Termination of Service for any reason other than the death or Disability of the Optionee.

(a) General Term of Option.  Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted. Notwithstanding the foregoing, unless the Option Agreement specifies a shorter term, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

(b) Early Termination of Option Due to Termination of Employment or Termination of Service Other Than for Death, Disability or Retirement.  Except as may be otherwise expressly provided by the Committee in an Option Agreement, an Option shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is one day less than one month after the date of the Optionee’s Termination of Employment or Termination of Service, whether with or without cause, for any reason other than the death, Disability or Retirement of the Optionee, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment or Termination of Service. The Committee shall determine whether an authorized leave of absence, absence on military or government service, or any other absence from service shall constitute a termination of the employment relationship between the Optionee and the Company and all Affiliates. Notwithstanding the foregoing, in the case of an Incentive Stock Option, if an Optionee has an authorized leave of absence from employment with the Company, a Parent Corporation or a Subsidiary Corporation that exceeds 90 days and the Optionee’s right to reemployment is not guaranteed by either statute or contract, the Optionee will be deemed to incur a Termination of Employment on the 91st day of such leave.

(c) Early Termination of Option Due to Death.  Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment or Termination of Service due to death before the date of expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the date of the Optionee’s death, during which period the Optionee’s executors or administrators or such persons to whom such Options were transferred by will or by the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of his death.

(d) Early Termination of Option Due to Disability.  Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Termination of Employment or Termination of Service due to Disability before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the Termination of Employment or Termination of Service due to Disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment or Termination of Service.

(e) Early Termination of Option Due to Retirement.  Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment or Termination of Service due to Retirement before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the Termination of Employment or Termination of Service due to Retirement, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment or Termination of Service.

After the death of the Optionee, the Optionee’s executors, administrators or any person or persons to whom the Optionee’s Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of all of the remaining unexercised and unexpired shares of Stock subject to the Option.

5.6 Amount Exercisable.  Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. Unless the Committee specifies otherwise in an applicable Option Agreement, an Option Agreement shall set forth the following terms regarding the exercise of the Option covered by the Option Agreement:

(a) No Option granted under the Plan may be exercised until an Optionee has completed one year of continuous employment with the Company or any subsidiary of the Company or one year of service on the Board following the date of grant;

(b) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised up to 1/3 of the shares subject to the Option;

(c) After the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares initially subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full;

(d) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of grant.

However, the Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as the Committee may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. However, in no event shall any Option be exercisable on or after the tenth anniversary of the date of the grant of the Option.

5.7 Exercise of Options.

(a) General Method of Exercise.  Subject to the terms and provisions of the Plan and an Optionee’s Option Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Optionee wishes to exercise such option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which the certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price and any applicable tax withholding amounts which must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

If, at the time of receipt by the Company or its delegate of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of Stock for the purpose of enabling such Optionee to exercise such Option is otherwise permitted by applicable law, does not require any vote or consent of any stockholder of the Company and does not violate the terms of any agreement to which the Company is a party or by which it is bound, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board authorizing the acquisition by the Company of its own shares of stock for such purpose, then such Optionee may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Optionee that represent a number of shares of stock legally and beneficially owned by such Optionee (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company or its delegate of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the Option Price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier’s check drawn on a national banking association and payable to the order of the Company, in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company or its delegate with such written notice shall be returned to such Optionee, together with notice by the Company or its delegate to such Optionee of the refusal of the Committee to accept such shares of Stock. If, at the expiration of seven business days after the delivery to such Optionee of such written notice from the Company or its delegate, such Optionee shall not have delivered to the Company or its delegate a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Optionee to the Company or its delegate shall be ineffective to exercise such Option.

Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company or its delegate certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

(b) Issuance of Shares.  Subject to Section 4.4 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

(c) Exercise Through Third-Party Broker.  The Committee may permit an Optionee to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

(d) Limitations on Exercise Alternatives.  The Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by using shares of Stock other than Mature Shares. An Option may not be exercised for a fraction of a share of Stock.

5.8 Transferability of Options.

(a) Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by the Optionee, and after that time, by the Optionee’s heirs or estate.

(b) Nonqualified Stock Options.    Except as otherwise provided in an Optionee’s Option Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all NQSOs granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee.

Any attempted assignment of an Option in violation of this Section 5.8 shall be null and void.

5.9 Notification of Disqualifying Disposition.  If any Optionee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.10 No Rights as Stockholder.  An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.6, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.11 $100,000 Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to Incentive Stock Options under the Plan and Stock subject to incentive stock options under all other plans of the Company, such Options shall be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Authority to Grant Stock Appreciation Rights Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Stock Appreciation Rights under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2 Type of Stock Appreciation Rights Available.  SARs granted under the Plan may be Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

6.3 General Terms.  Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, a cash amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than 100 percent of the Fair Market Value of one share of the Stock on the date of grant of the SAR and in no event less than par value of one share of the Stock. The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a share of the Stock on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the Option which is related to the Tandem SAR. Effective for SARs granted under the Plan on or after January 1, 2005, a SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

6.4 Stock Appreciation Right Agreement.  Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the SAR is intended to be a Freestanding SAR or a Tandem SAR, (b) the grant price of the SAR, (c) the term of the SAR, (d) the vesting and termination provisions and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.5 Term of Stock Appreciation Rights.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

6.6 Exercise of Freestanding SARs.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.7 Exercise of Tandem SARs.

(a) Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

(b) Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (1) the Tandem SAR will expire no later than the expiration of the underlying ISO; (2) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised

VI-1

over the Option Price of the underlying ISO; and (3) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

6.8 Payment of SAR Amount.  Upon the exercise of a SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of the Stock on the date of exercise over the grant price of the SAR by

(b) The number of shares of Stock with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.9 Termination of Employment or Termination of Service.  Each Award Agreement shall set forth the extent to which the grantee of a SAR shall have the right to exercise the SAR following the grantee’s Termination of Employment or Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the grantee, and need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

6.10 Nontransferability of SARs.  Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

6.11 No Rights as Stockholder.  A grantee of a SAR award, as such, shall have no rights as a stockholder.

6.12 Restrictions on Stock Received.  The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

VI-2

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 Restricted Stock Awards.  Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock to eligible persons in such numbers and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2 Restricted Stock Award Agreement.  Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3 Holder’s Rights as Stockholder.  Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Restricted Stock Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Restricted Stock Award Agreement.

VII-1

ARTICLE VIII

DEFERRED STOCK UNIT AWARDS

8.1 Authority to Grant Deferred Stock Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Deferred Stock Units under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Deferred Stock Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Stock Units credited under the Plan for the benefit of a Holder.

8.2 Deferred Stock Unit Awards.  A Deferred Stock Unit shall be similar in nature to Restricted Stock except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

8.3 Deferred Stock Unit Award Agreement.  Each Deferred Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, vesting, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4 Dividend Equivalents.  Effective for Deferred Stock Awards granted under the Plan on or after January 1, 2005, an Award Agreement for a Deferred Stock Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5 Form of Payment Under Deferred Stock Unit Award.  Payment under a Deferred Stock Unit Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.6 Time of Payment Under Deferred Stock Unit Award.  A Holder’s payment under a Deferred Stock Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Deferred Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A. This Section 8.6 is effective for awards issued under the Plan that are earned and vested on or after January 1, 2005.

8.7 Holder’s Rights as Stockholder.  Each recipient of Deferred Stock Units shall have no rights of a stockholder with respect to the Holder’s Deferred Stock Units. A Holder shall have no voting rights with respect to any Deferred Stock Unit Awards.

VIII-1

ARTICLE IX

PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS

9.1 Authority to Grant Performance Stock and Performance Unit Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. A Performance Goal for a particular Performance Stock or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee. If the Committee imposes vesting or transferability restrictions on a recipient’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

Each Performance Stock or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.2 Time of Payment Under Performance Unit Award.  A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A. This Section 9.2 is effective for awards issued under the Plan that are earned and vested on or after January 1, 2005.

9.3 Holder’s Rights as Stockholder With Respect to a Performance Stock Award.  Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued

IX-1

shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.4 Increases Prohibited.  Neither the Committee nor the Board may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock Award or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.5 Stockholder Approval.  No payments of Stock or cash will be made pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

9.6 Dividend Equivalents.  Effective for Performance Unit Awards granted under the Plan on or after January 1, 2005, an Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

IX-2

ARTICLE X

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1 Authority to Grant Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to Employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee shall determine.

10.2 Authority to Grant Other Stock-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee. The Committee may establish performance goals in its discretion for Cash-Based Awards and Other Stock-Based Awards. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Holder will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

10.5 Termination of Employment or Service .  The Committee shall determine the extent to which a grantee’s rights with respect to Cash-Based Awards and Other Stock-Based Awards shall be affected by the grantee’s Termination of Employment or Termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan.

10.6 Nontransferability.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Holder’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Holder.

X-1

ARTICLE XI

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees and directors of other corporations who are about to become Employees, or whose employer is about to become a parent or subsidiary corporation as contemplated in Section 3.1, conditioned in the case of an Incentive Stock Option upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as the result of a merger of consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted, but with respect to Options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute Option as an incentive stock option under section 422 of the Code.

XI-1

ARTICLE XII

ADMINISTRATION

12.1 Awards.  The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

12.2 Authority of the Committee.  The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as Incentive Stock Options. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the persons to whom and the time or times at which Awards will be made;

(b) determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d) accelerate the time at which any outstanding Award will vest;

(e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 12.2.

XII-1

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XII and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

12.3 Decisions Binding.  All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.

12.4 No Liability.  Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s or the Committee’s or the Board’s roles in connection with the Plan.

XII-2

ARTICLE XIII

AMENDMENT OR TERMINATION OF PLAN

13.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 13.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.6, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR issued under the Plan, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

13.2 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

XIII-1

ARTICLE XIV

MISCELLANEOUS

14.1 Unfunded Plan/No Establishment of a Trust Fund.  Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

14.2 No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or provision of service to the Company at any time or for any reason not prohibited by law.

14.3 Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Withholding Tax Obligations. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Withholding Tax Obligations arising upon the vesting of Award by delivering to the Holder of the Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Withholding Tax Obligations on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate Minimum Statutory Withholding Tax Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Withholding Tax Obligations due. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Withholding Tax Obligations. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Withholding Tax Obligations, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of its Minimum Statutory Withholding Tax Obligation and the Holder must satisfy the remaining Minimum Statutory Withholding Tax Obligation in some other manner permitted under this Section 14.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Withholding Tax Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

XIV-1

14.4 Written Agreement.  Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

14.5 Indemnification of the Committee.  The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

14.6 Gender and Number.  If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

14.7 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.8 Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

14.9 Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

14.10 Other Awards.  The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

14.11 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.12 Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.13 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

XIV-2

(b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

14.14 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

14.15 Investment Representations.  The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

14.16 Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the TMW Group operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Affiliates shall be covered by the Plan;

(b) determine which persons employed outside the United States are eligible to participate in the Plan;

(c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

(d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 14.16 by the Committee shall be attached to the Plan document as Appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

14.17 No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.18 Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

14.19 Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

XIV-3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and our 2010 Annual Report to Shareholders are available at www.proxyvote.com.

THE MEN’S WEARHOUSE, INC.
Annual Meeting of Shareholders
June 15, 2011 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of The Men’s Wearhouse, Inc. (the “Company”) hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 15, 2011, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, and at any adjournment or adjournments thereof.
This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN, FOR PROPOSALS 2, 3, 4 AND 6 AND FOR 3 YEARS WITH RESPECT TO PROPOSAL 5. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Address Change:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

THE MEN’S WEARHOUSE, INC.
6380 ROGERDALE RD
HOUSTON, TX 77072
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MEN’S WEARHOUSE, INC.				For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the ten nominees named below:

1.	Election of Directors			☐	☐	☐

	Nominees:

	01)	George Zimmer	06)	Deepak Chopra, M.D.
	02)	David H. Edwab	07)	William B. Sechrest
	03)	Rinaldo S. Brutoco	08)	Larry R. Katzen
	04)	Michael L. Ray, Ph.D.	09)	Grace Nichols
	05)	Sheldon I. Stein	10)	Douglas S. Ewert

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:				For	Against	Abstain

2.	To amend the Company’s 2004 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan.			☐	☐	☐
				For	Against	Abstain

3.	To reapprove the material terms of the performance goals for performance awards under the Company’s 2004 Long-Term Incentive Plan.			☐	☐	☐
				For	Against	Abstain

4.	To approve, on an advisory basis, our executive compensation.			☐	☐	☐

For address change, mark here. (see reverse for instructions)						☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain

5.	To recommend, on an advisory basis, the preferred frequency for the advisory vote on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

6.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2011.	☐	☐	☐

7.	In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date